UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Capstead Mortgage Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of Annual Meeting of Stockholders

To Be Held May 16, 2018

To the stockholders of

CAPSTEAD MORTGAGE CORPORATION:

On behalf of our board of directors, I am pleased to invite you to attend the 2018 Annual Meeting of Stockholders of Capstead Mortgage Corporation, a Maryland corporation, to be held at 8401 North Central Expressway, Suite 220, Dallas, Texas 75225-4404 on Wednesday, May 16, 2018 beginning at 1:00 p.m., Central Time, for the following purposes:

(1)	To elect eight directors to hold office until our next annual meeting of stockholders and until their successors are elected and qualified (Proposal 1);
(2)	To approve on an advisory (non-binding) basis our 2017 executive compensation (Proposal 2); and
(3)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 3).

In the discretion of the proxies, our annual meeting may include the transacting of any other business that may properly come before the meeting or any adjournment of the meeting.

** PLEASE VOTE NOW **	YOUR VOTE IS IMPORTANT	** PLEASE VOTE NOW **

Stockholders of record at the close of business on March 23, 2018 will be entitled to notice of and to vote at our annual meeting of stockholders. It is important your shares are represented at our annual meeting regardless of the size of your holdings. Whether or not you plan to attend the meeting in person, please vote your shares as promptly as possible via the internet, by telephone, or by signing, dating and returning your proxy card. Voting promptly saves us the expense of a second mailing or telephone campaign and reduces the risk that the meeting is adjourned because of the lack of a quorum. Voting via the internet or by telephone helps reduce postage and proxy tabulation costs. See the “Voting” section of this proxy statement for a description of voting methods.

Stockholders please note that New York Stock Exchange regulations require you to vote this proxy in order for your shares to be counted. Your broker will not have any discretion to vote your shares on your behalf for Proposals 1 and 2 without direction from you.

PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU VOTE BY INTERNET OR TELEPHONE.

By order of our board of directors,

Lance J. Phillips

Secretary

8401 North Central Expressway, Suite 800

Dallas, Texas 75225-4404

April 6, 2018

TABLE OF CONTENTs

TABLE OF CONTENTS

Introduction	1	What We Pay and Why	17
Forward-Looking Statements	1	Our Philosophy	17
General Information About Voting	2	The Role of the Committee, Its Consultant, the CEO and Management in Making Compensation Decisions	18
Solicitation of Proxies	2
Voting Securities	2	Our Use and the Role of Peer Companies	18
Voting	2	Objectives of Our Program	19
Counting of Votes	2	Review of 2017 Total Direct Compensation	20
Right to Revoke Proxy	3	Base Salary	20
Notice of Electronic Availability of Proxy Materials	3	Short-Term Incentives	20
Multiple Stockholder Sharing the Same Address	3	Long-Term Incentives	23
Voting Results	3	Other 2017 Compensation Elements	24
Proposal One — Election of Directors	4	Decisions Affecting Compensation for 2018	24
Board of Directors and Committee Information	7	Other Compensation Policies and Practices	25
Attendance at Annual Meeting	7	Compensation Committee Report	26
Board Member Independence	7	Summary Compensation Table	27
Charitable Contributions	7	Grants of Plan-Based Awards	29
Board Member Compensation	8	Outstanding Equity Awards at Fiscal Year-End	31
Leadership Structure	9	Option Exercises and Stock Vested	32
Our Board’s Role in Risk Oversight	9	Nonqualified Deferred Compensation	32
Stock Ownership Guidelines and Pledging Prohibition	9	Potential Payments Upon Termination or Change-in-Control	33
Derivatives Trading and Hedging Policy	9	Equity Compensation Plans	35
Board Committees and Meetings	10	Audit Committee	36
Compensation Committee Interlocks and Insider Participation	11	Audit Committee Report	36
Meetings of Non-Management Directors	11	Security Ownership of Management and Certain Beneficial Owners	37
Our Corporate Governance Principles	12	Security Ownership of Management	37
Considerations for Nomination	12	Security Ownership of Certain Beneficial Owners	38
Service on Other Boards	12	Section 16(a) Beneficial Ownership Reporting Compliance	38
Majority Vote Standard	13	Proposal Two — Advisory (Non-Binding) Vote on Executive Compensation	39
Mandatory Resignation	13
Stockholder Procedures for Director Candidate Recommendations	14
		Proposal Three — Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm	40
Interested Party and Stockholder Communication with our Board	14
Director Orientation and Continuing Education	14	Related Person Transactions	41
Annual Board Evaluation and Individual Director Self- Evaluations	14	Stockholder Proposals	41
		Other Matters	41
Executive Officers	15	Additional Information	42
Executive Compensation	16
Compensation Discussion and Analysis	16
Executive Summary	16
Previous Say-on-Pay Votes	17

CAPSTEAD MORTGAGE CORPORATION

8401 North Central Expressway, Suite 800

Dallas, Texas 75225-4404

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 16, 2018

This proxy statement, together with the proxy, is solicited by and on behalf of the board of directors of Capstead Mortgage Corporation, a Maryland corporation, for use at our annual meeting of stockholders to be held on May 16, 2018 at 8401 North Central Expressway, Suite 220, Dallas, Texas beginning at 1:00 p.m., Central Time. Our board is requesting you to allow your shares to be represented and voted at our annual meeting by the proxies named on the proxy card.

“We,” “our,” “us,” and “Capstead” each refers to Capstead Mortgage Corporation.

A notice regarding the internet availability of this proxy statement and our 2017 annual report will first be mailed to stockholders on or about April 6, 2018. This proxy statement will be available on our website at that time. See the “Notice of

Electronic Availability of Proxy Materials” section of this proxy statement for more information. At our annual meeting, action will be taken to elect eight directors to hold office until the next annual meeting and until their successors are elected and qualified (proposal 1); to hold an advisory (non-binding) vote on executive compensation (proposal 2); and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (proposal 3). In the discretion of the proxy holders, proxies may be voted on any other business that may properly come before the meeting or any adjournment of the meeting.

FORWARD-LOOKING STATEMENTS

Certain statements in our proxy statement, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and assumptions of management that are subject to risks and uncertainties that may cause actual results to differ materially from our expectations. Please see “Forward-Looking Statements” in the 2017 Annual Report for more information.

Capstead 2018 Proxy Statement | 1

GENERAL INFORMATION ABOUT VOTING

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our board. We will bear the expense of soliciting proxies for our annual meeting, including the mailing cost. In addition to solicitation by mail, our officers or a company of our designation may solicit proxies from our stockholders by telephone, e-mail, facsimile or personal interview. Our officers receive no additional compensation for such services.

We intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send a notice of internet availability of proxy materials to their principals and request authority for the execution of the proxies. We will reimburse such persons for their expense in doing so. We will also use the proxy solicitation services of Georgeson Inc. For such services, we will pay a fee that is not expected to exceed $6,500 plus out-of-pocket expenses.

Voting Securities

Our common stock is our only equity security entitled to general voting rights. Each share of common stock entitles the holder to one vote. As of March 23, 2018, there were 92,512,913 shares of common stock outstanding and all are entitled to vote for matters coming before our annual meeting. Only common stockholders of record at the close of business on March 23, 2018 are entitled to vote at the meeting or any adjournment of the meeting.

Voting

If you hold shares of our common stock in your own name as a holder of record, you may instruct the proxies to vote your shares through any of the following methods:

•	via the internet by logging on to www.proxypush.com/cmo to gain access to the voting site and to authorize the proxies to vote your shares;
•	by calling our proxy tabulator at (866) 256-1193 and following the prompts; or
•	by signing, dating and mailing the proxy card in the postage-paid envelope provided.

Our counsel has advised us these three voting methods are permitted under the corporate law of Maryland, the state in which we are incorporated.

The deadline for internet and telephone voting is 5:00 p.m., Eastern Time, on May 15, 2018. If you prefer, you may bring your proxy to our annual meeting to vote your shares in person.

If a broker, bank or other nominee holds shares of our common stock on your behalf, the voting instructions above do not apply to you. You will receive voting instructions from them.

Counting of Votes

A quorum will be present at our annual meeting if holders of a majority of our outstanding shares of common stock are present, in person or by proxy. If you have returned valid voting instructions or if you hold your shares in your own name as a holder of record and attend the meeting in person with your proxy, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the meeting may be postponed or adjourned until a quorum has been obtained.

We have hired Mediant Communications to count all votes cast at our annual meeting. The affirmative vote of a majority of all the votes cast at the annual meeting is required to elect each nominee to our board (proposal 1), approve on an advisory (non-binding) basis our 2017 executive compensation (proposal 2), and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018 (proposal 3). Unless otherwise required by Maryland or other applicable law, the affirmative vote of a majority of all votes cast is also required to approve any other matter brought to a vote at the meeting.

Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to any non-

routine matter, including votes to elect our directors (proposal 1), or votes regarding executive compensation (proposal 2) unless the brokers have received instructions from the beneficial owners of the shares. It is therefore important that you provide instructions to your broker so that your shares will be counted in these matters.

Brokers may vote at their discretion on all routine matters (i.e. the ratification of the appointment of our independent registered public accounting firm (proposal 3)). Broker non-votes occur when a broker, bank or other nominee holding shares on your behalf votes the shares on some matters but not others. We will treat broker non-votes as shares present and voting for quorum purposes and votes not cast in any non-routine matter, including proposals 1 and 2.

Abstentions, broker non-votes and withheld votes will have no effect on the outcome of the votes on proposals 1 and 2 assuming that a quorum is obtained.

If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as recommended by our board.

2 | Capstead 2017 Proxy Statement

GENERAL INFORMATION ABOUT VOTING

Right to Revoke Proxy

You must meet the same deadline when revoking your proxy as when voting your proxy. See the “Voting” section of this proxy statement for more information. If you hold shares of our common stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	by notifying our secretary in writing of your revocation before your shares have been voted;
•	by signing, dating and mailing a new proxy card to our secretary;

•	by calling our proxy tabulator at (866) 256-1193 and following the prompts;
•	via the internet by logging on to www.proxypush.com/cmo and following the prompts; or
•	by attending our annual meeting with your proxy and voting your shares in person.

If your shares are held on your behalf by a broker, bank or other nominee, you must contact them to receive information on revoking your proxy.

Notice of Electronic Availability of Proxy Materials

On or about April 6, 2018, we mailed our stockholders a notice with instructions on accessing these materials and voting online as permitted by the Securities and Exchange Commission (“SEC”). If you received a notice, you will not receive a hard copy of the proxy materials unless you request them. If you would like to receive a hard copy of our proxy materials, follow the instructions on the notice.

Multiple Stockholders Sharing the Same Address

SEC rules and Maryland corporate law allow for householding, which is the delivery of a single copy of an annual report and proxy statement, or notice of electronic availability, to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. Duplicate mailings are eliminated by allowing stockholders to consent to such elimination or through implied consent if a stockholder does not request continuation of duplicate mailings. Depending upon the practices of your broker, bank or other nominee, you may be required to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of our common stock in your own name as a holder of record and would like to request householding, please contact our transfer agent, EQ Shareowner Services, at (866) 870-3684.

Extra copies of our annual report and proxy statement may be obtained free of charge by sending a request to Capstead Mortgage Corporation, Attention: Stockholder Relations, 8401 North Central Expressway, Suite 800, Dallas, Texas, 75225-4404. You can also obtain copies on our website at www.capstead.com or by calling us toll-free at (800) 358-2323, extension 2339.

Voting Results

Voting results will be announced at our annual meeting and a detail of the voting results will be published in a Form 8-K filed with the SEC within four business days of the meeting.

Capstead 2017 Proxy Statement | 3

PROPOSAL ONE – ELECTION OF DIRECTORS

PROPOSAL ONE – ELECTION OF DIRECTORS

One of the purposes of our annual meeting is to elect eight directors to hold office until the next annual meeting and until their successors have been elected and qualified. In order to understand each nominee’s qualifications to serve as a director, it is important to first review our investment strategy.

We operate as a self-managed mortgage REIT for federal income tax purposes and earn income from investing in a leveraged portfolio of residential adjustable-rate mortgage pass-through securities, referred to as ARM securities, issued and guaranteed by government-sponsored enterprises, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae.

Set forth below for each director nominee is the name, age, principal occupation, the date elected or appointed to our board, board committee memberships held, the number of shares of common stock beneficially held, directorships held with other public companies and certain other biographical information necessary to provide you with a more complete understanding of the experiences, qualifications, attributes or skills of the nominees.

Also provided below is a brief discussion of our considerations for recommending each of the nominees for director. For discussion of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement. If any nominee becomes unable to stand for election as a director, an event we do not presently expect, the proxy will be voted for a replacement nominee if our board designates one.

The board recommends a vote FOR all nominees.

Nominees for Director

John L. (Jack) Bernard*	Age 63 Director since September 2012	Shares of common stock beneficially owned: 42,954

Executive Director, Renew Financial

Member: Audit and Governance & Nomination Committees

•

Professional Experience: Mr. Bernard is an executive director and former member of the board of Renew Financial, a private company focused on the development of innovative finance and technology solutions to clean energy since 2008. From 2005 to 2007 Mr. Bernard was managing director of OceanTomo responsible for an intellectual property fund and from 2003 to 2004 was managing director for Coastal Capital responsible for an intellectual property sale/leaseback fund. From 1993 to 2002 Mr. Bernard held senior roles at Dresdner RCM Capital Management including managing mortgage, asset-backed and corporate investments held in domestic institutional portfolios, managing a closed-end fixed-income fund and other global credit investment responsibilities. Mr. Bernard worked at Merrill Lynch, Pierce, Fenner & Smith Incorporated from 1984 to 1993 in the mortgage securities trading division with responsibilities for originating, trading and hedging collateralized mortgage obligations, as well as managing a proprietary position in mortgage derivatives.

•

Consideration for Recommendation: Mr. Bernard has extensive experience in capital markets and investment management activities having managed and traded mortgage securities and other fixed-income positions for major investment banking firms. He continues to be involved in these markets and various real estate-related activities on a personal and professional basis. Mr. Bernard serves as a member of our governance & nomination and audit committees.

Jack Biegler*	Age 74 Director since June 2005	Shares of common stock beneficially owned: 91,454

Private Investor

Chairman of the Board Chairman: Executive Committee Member: Compensation Committee

•

Professional Experience: Mr. Biegler has served as our chairman of the board since April 2009. Mr. Biegler served as president of Ellison Management LLC from 1996 until his retirement in 2009. From 1980 until its sale in 1996, Mr. Biegler served as chief financial officer (“CFO”) of Ray Ellison Industries, which was involved in the development and construction of single-family homes in San Antonio, Texas.

•

Consideration for Recommendation: Mr. Biegler worked as a CFO in the single-family homebuilding business for a significant portion of his career and he continues to be involved in various real estate-related activities on a personal basis. Recognizing the depth of his accounting, financial and real estate-related experience, Mr. Biegler serves as our chairman of the board, chairman of our executive committee and as a member of our compensation committee.

4 | Capstead 2017 Proxy Statement

PROPOSAL ONE – ELECTION OF DIRECTORS

Michelle P. Goolsby*	Age 60 Director since June 2012	Shares of common stock beneficially owned: 40,044

Partner, Greenmont Capital Partners II

Chair: Compensation Committee Member: Executive Committee

•

Professional Experience: Ms. Goolsby has been a partner and investment committee member for Greenmont Capital Partners II, a private equity firm, since 2008. From 1998 to 2008, Ms. Goolsby served as an executive vice president of Dean Foods Company (NYSE: DF) where she was responsible for corporate development, legal, corporate governance, ethics and compliance, government relations and corporate affairs. Prior to 1998, Ms. Goolsby provided legal representation for public and privately-held entities, including real estate investment trusts, in connection with securities offerings, financings, mergers, acquisitions and divestitures. Ms. Goolsby previously served as a director of WhiteWave Foods Company (NYSE: WWAV), a consumer-packaged food and beverage company, and now serves as a member of the Advisory Board of the successor company DanoneWave. She also serves on the board of SACHEM, Inc., a privately-held chemical science company.

•

Consideration for Recommendation: Ms. Goolsby brings a diverse background of executive leadership experience, and has worked extensively with management teams and boards on matters involving risk management, strategy, compensation and corporate governance. In addition, she has significant experience in corporate financing and other capital markets transactions, including transactions on behalf of public and privately-held real estate entities. Ms. Goolsby serves as chair of our compensation committee and as a member of our executive committee.

Gary Keiser*	Age 74 Director since January 2004	Shares of common stock beneficially owned: 60,977

Private Investor

Chairman: Audit Committee Member: Compensation Committee

•

Professional Experience: Mr. Keiser served as an audit partner at Ernst & Young LLP from 1980 until his retirement in 2000. Mr. Keiser began his career with Ernst & Young LLP in 1967. He also serves on several governmental, non-profit and private company boards.

•

Consideration for Recommendation: Mr. Keiser worked in the public accounting profession for his entire career, focusing a significant amount of his time on real estate and real estate finance clients. Recognizing the depth of his accounting, mortgage banking and real estate experience, Mr. Keiser serves as chairman of our audit committee and as a member of our compensation committee.

Christopher W. Mahowald*	Age 56 Director since June 2005	Shares of common stock beneficially owned: 176,213

Managing Partner, RSF Partners

Member: Governance & Nomination Committee

•

Professional Experience: Mr. Mahowald is the managing partner of RSF Partners, a series of seven real estate-related private equity funds totaling over $1 billion in equity since its formation in 1997. Prior to forming RSF, Mr. Mahowald was a partner with the Robert M. Bass Group where he was a founding principal in several real estate-related private equity funds, including the Brazos Fund, the Lone Star Opportunity Fund and Colony Capital. Prior to joining the Bass Group, he was a principal for the Trammell Crow Company. Mr. Mahowald serves or has served on the board for a number of private and public companies including American Security Products, IMPAC Commercial Holdings (NYSE: ICH) and Omega Healthcare (NYSE: OHI). He is a lecturer in finance at the Stanford Graduate School of Business and serves on several non-profit boards including Stanford University's DAPER Investment Fund and Teach for America (Dallas/Fort Worth region).

•

Consideration for Recommendation: Mr. Mahowald has worked in or managed a number of different real estate finance and equity funds over his career. Mr. Mahowald serves as a member of our governance & nomination committee.

Capstead 2018 Proxy Statement | 5

PROPOSAL ONE – ELECTION OF DIRECTORS

Michael G. O’Neil*	Age 75 Director since April 2000	Shares of common stock beneficially owned: 65,058

Private Investor

Chairman: Governance & Nomination Committee Member: Audit and Executive Committees

•

Professional Experience: Until retiring in 2001, Mr. O’Neil was a director in the investment banking division of Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking firm, where he had been employed since 1972.

•

Consideration for Recommendation: Mr. O’Neil worked for a major investment banking firm his entire career, focusing on debt and equity transactions involving U.S. and foreign corporations and U.S. Treasury and mortgage-related securities and various real estate-related entities. He represented his firm as lead underwriter for our initial public offering in 1985. Recognizing the depth of his capital markets experience, and knowledge of a broad spectrum of security types, Mr. O’Neil serves as chairman of our governance & nomination committee and as a member of our audit and executive committees.

Phillip A. Reinsch	Age 57 Director since July 2016	Shares of common stock beneficially owned: 244,226

President and Chief Executive Officer

Member: Executive Committee

•

Professional Experience: Mr. Reinsch has served as president and chief executive officer (CEO) since July 2016. He also served as our CFO and secretary through October 2017 and held these positions since 2003. Mr. Reinsch served in various other executive positions with Capstead since 1993. Mr. Reinsch was previously employed by Ernst & Young LLP from 1984 to 1993. Mr. Reinsch is a member of the NAREIT Mortgage REIT Council, the MBA REIT Executive Council, the Financial Executives International - Dallas Chapter Real Estate Industry Steering Committee and the National Association of Corporate Directors - Dallas Chapter. Mr. Reinsch is a certified public accountant.

•

Consideration for Recommendation: Mr. Reinsch has served in an executive capacity for us since 1993. Recognizing the depth of his experience in the mortgage REIT industry over an extended period of time, Mr. Reinsch serves as our president and CEO and as a member of our executive committee.

Mark S. Whiting*	Age 61 Director since April 2000	Shares of common stock beneficially owned: 71,754

Chairman and Chief Executive Officer, Drawbridge Realty Partners, LP

Member: Compensation Committee

•

Professional Experience: Mr. Whiting has served as chairman and CEO of Drawbridge Realty Partners, LP, a private commercial property investment firm based in San Francisco, California since its formation in December 2014. Prior to that Mr. Whiting was the chairman and CEO of Drawbridge Realty Trust since January 2012. He served as the managing partner of Drawbridge Partners, LLC, the predecessor company, since 1999. Mr. Whiting served on the board and as CEO of TriNet Corporate Realty Trust, Inc., a NYSE-listed commercial property REIT, from 1996 through 1998 and served on the board and as president and chief operating officer of TriNet from 1993 to 1996. Mr. Whiting currently serves on the board of The Marcus & Millichap Company, a private real estate investment brokerage firm. Mr. Whiting is a member of the Stanford University Real Estate Council and previously served as a member of the Stanford University Athletic Board and the board of trustees of the Cate School.

•

Consideration for Recommendation: Mr. Whiting is currently serving as the CEO of a private commercial property investment firm and previously served as the CEO of a publicly traded REIT. Recognizing the depth of his real estate-related experience and having served as a CEO of a public company, Mr. Whiting is a member of our compensation committee.

*

Indicates an independent director in compliance with Section 303A.02 “Independence Tests” of the New York Stock Exchange (“NYSE”) Listed Company Manual and our Board of Directors’ Guidelines. See the “Board Member Independence” section of this proxy statement for more information.

6 | Capstead 2018 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Our business and affairs are managed under the direction of our board. Members of our board are kept informed of our business through discussions with our chairman, CEO and other executive officers, by reviewing materials provided to them, and by participating in meetings of our board and its committees.

Our board held five regular meetings and five special meetings during the year ended December 31, 2017. In accordance with our Board of Directors’ Guidelines, directors are expected to attend all meetings of our board and meetings of committees on which they serve. Each director standing for election attended more than 75% of the meetings of our board and committees on which he or she served that were held during 2017 with the exception of Mr. Mahowald, who attended 67% of such meetings. Management has reviewed the attendance policy with Mr. Mahowald and notes that prior to 2017, he has attended over 90% of all board and required committee meetings since being elected to the board in 2005.

Attendance at Annual Meeting

In keeping with our Board of Directors’ Guidelines, directors are expected to attend our annual meeting in person. Should a director be unable to attend an annual meeting in person but is able to do so by telephonic or electronic conferencing, we will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting. All but two of our sitting directors were in attendance at our 2017 annual meeting held on May 17, 2017.

Board Member Independence

Section 303A.02 “Independence Tests” of the NYSE Listed Company Manual outlines the requirements for a director to be deemed independent by the NYSE, including the mandate that our board affirmatively determines that each of our directors has no material relationship with us that would impair independence. To assist in ascertaining the independence of our directors, each director completed a qualification questionnaire in January 2018. They were also asked to affirm compliance with all of the independence standards set forth in the NYSE Listed Company Manual and our Board of Directors’ Guidelines. Further, directors were asked to verify their interest in serving on our board in 2018 and their availability and capability to serve, as well as confirm they meet additional qualifications required for continued service as outlined in our Board of Directors’ Guidelines.

After receipt of all completed qualification questionnaires, our governance & nomination committee members were given a copy of each questionnaire, along with information regarding each director’s ownership in our equity securities. The committee briefed our board on the results of their review, noting that the son of one of our directors currently works for our independent accounting firm in a non-partner position, and in a different city with no involvement with our audit. At the conclusion of this process, our board affirmatively determined no director, with the exception of Mr. Reinsch who is our CEO, has a material relationship with us that would impair his or her independence, and each director meets all of the independence requirements set forth in the NYSE Listed Company Manual and our Board of Directors’ Guidelines. Therefore, our board is comprised of a majority of independent directors, as required in Section 303A.01 “Independent Directors” of the NYSE Listed Company Manual.

Our Board of Directors’ Guidelines are found on our website at www.capstead.com by clicking “Investor Relations” and “Governance Documents.” Any reference to an independent director herein infers compliance with the NYSE independence tests and our Board of Directors’ Guidelines.

Charitable Contributions

At no time during the preceding three years have we made a contribution to a charitable organization where one of our independent directors served as an executive officer.

Capstead 2017 Proxy Statement | 7

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Board Member Compensation

Compensation of our independent directors for the fiscal year ended December 31, 2017 is outlined in the following table.

Director Compensation*

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)(b)	Option Awards ($)(c)	All Other Compensation ($)	Total ($)
Jack Bernard	67,000	60,009	–	–	127,009
Jack Biegler	106,000	60,009	–	–	166,009
Michelle P. Goolsby	81,000	60,009	–	–	141,009
Gary Keiser	83,000	60,009	–	–	143,009
Christopher W. Mahowald	62,000	60,009	–	–	122,009
Michael G. O’Neil	80,000	60,009	–	–	140,009
Mark S. Whiting	63,000	60,009	–	–	123,009

*	Columns for “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.
(a)

Amount represents the aggregate grant date fair value of stock awards issued on July 25, 2017 based on the closing market price of shares of our common stock on the date of grant, which is being recognized as expense on a straight-line basis over the related requisite service period and will vest in full on July 15, 2018. As of December 31, 2017, our directors each held 5,971 unvested stock awards.

(b)

Excluded from this tabulation are dividends earned totaling $4,780 on unvested stock awards by each of our directors for fiscal year 2017. Such dividend amounts are excluded because stock awards are valued for compensation cost purposes based on the closing market price of our common stock on the date of grant, which is assumed to factor future dividends into its valuation.

(c)

As of December 31, 2017, three directors held exercisable option awards as follows: 10,000 shares for Messrs. Biegler, Mahowald and Whiting. The Company ceased granting option awards to our directors in 2009.

Narrative Disclosure to Director Compensation Table

Independent directors currently receive base compensation for their representation on our board of $60,000 and an annual stock award with a value equal to approximately $60,000.  The chairman of the board and each of the chairs of our committees receive an additional annual amount for serving in such capacity. The chairman of the board receives $40,000, while the chairs of the audit, compensation and governance & nomination committees receive $15,000, $15,000 and $10,000, respectively.  All committee members receive $1,000 per committee meeting attended. All of our directors receive reimbursement for travel costs and expenses. Employee directors do not receive compensation for serving on our board.

The board believes a meaningful portion of our independent directors’ total compensation should be paid in the form of equity awards in order to better align these directors’ financial interests to those of our stockholders. Equity awards granted may include (i) stock awards, (ii) option awards or (iii) other incentive-based awards as defined in our Amended and Restated 2014 Flexible Incentive Plan. Our compensation committee routinely reviews our director compensation structure with the committee’s compensation consultant and makes director compensation-related recommendations to our board for approval.

Stock awards granted to our independent directors provide for vesting over a requisite service period established by our board, typically one year. Directors are considered owners of the shares and entitled to vote and receive all dividends and any other distributions declared on the shares prior to vesting. Dividends or other distributions on these shares shall not exceed those available to our common stockholders. Unvested shares cannot be sold, transferred or otherwise disposed of for any purpose other than to us. Unvested shares will revert to us in the event a director leaves us for any reason, including termination of directorship by reason of voluntary or involuntary discharge, disability or retirement, except in the event of a change in control, dissolution or liquidation of Capstead, or death of the grantee, in which case outstanding unvested shares will automatically vest in full.

Option awards granted to our independent directors in years prior to 2010 are fully vested and expire at the earliest of (i) ten years after date of grant, (ii) six months, or the remaining term of the option if earlier, after the optionee’s termination of directorship by reason of death, resignation, retirement or disability or (iii) on the date of the optionee’s termination of directorship for cause. Outstanding option awards do not receive dividends prior to exercise and are non-voting.

8 | Capstead 2017 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Leadership Structure

Our board currently separates the roles of chairman and CEO, with the chairmanship held by an independent director. Our board believes the separation of roles, while not required, enhances the board’s oversight of and independence from management, as well as the ability of our board to carry out its roles and responsibilities on behalf of stockholders. This leadership structure also allows our CEO to focus more of his time and energy on operations while providing him more of an opportunity to learn from the experience and perspectives of our chairman and other independent directors.

Our chairman, together with our CEO and with input from our other directors, oversees the development of board and board committee calendars and meeting agendas. He also leads the discussion at board meetings, and acts as the primary liaison between our CEO and board. Our chairman is available to speak on behalf of our board under certain circumstances and performs other functions and responsibilities as required under our Board of Directors’ Guidelines or as directed by the board from time to time.

Our Board’s Role in Risk Oversight

Our board recognizes how critical effective risk oversight is in our success and believes that its current leadership structure and operating style, with a board composed of primarily independent directors, its chairmanship separated from our CEO, and experienced executive officers who participate regularly in board and committee meetings, enhances risk oversight. Enterprise risks are identified and prioritized by our management and reported to our full board on a quarterly basis or as otherwise appropriate, while compliance and financial risks are overseen by our audit committee. Our compensation committee considers enterprise risks within the design of our compensation programs to ensure these programs do not encourage excessive risk taking. Our chairman and other independent directors, themselves all experienced business professionals, are experienced in identifying enterprise risk issues for board consideration and challenging our management to address their concerns and understand their perspective on these issues.

Stock Ownership Guidelines and Pledging Prohibition

We maintain guidelines for ownership of our common stock by our directors and named executive officers (“NEOs”) for purposes of improving the alignment of interests of these individuals and those of our stockholders. Each of our directors is expected to own shares of our common stock equal to three times their annual cash retainer and each of our executive officers is expected to own shares ranging from three to five times their annual base salary.

Our board prohibits directors and executive officers from pledging our common stock.

Derivatives Trading and Hedging Policy

Our board prohibits our employees and directors from entering into transactions to hedge or offset any change in the market value of our common stock.

Capstead 2017 Proxy Statement | 9

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Board Committees and Meetings

The current standing committees of our board are listed in the table below. Each of these committees has a written charter approved by our board. A copy of the charters can be found on our website at www.capstead.com by clicking

“Investor Relations” and “Committee Charters.” The members of these committees and the number of meetings held during 2017 are identified in the table below, and a description of the principal responsibilities of each committee follows.

	Audit	Compensation	Executive	Governance & Nomination
Jack Bernard	X			X
Jack Biegler		X	Chair
Michelle P. Goolsby		Chair	X
Gary Keiser	Chair	X
Christopher W. Mahowald				X
Michael G. O’Neil	X		X	Chair
Phillip A. Reinsch			X
Mark S. Whiting		X
Number of Meetings	5	5	3	2

Our audit committee is comprised of three independent directors. This committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm; and it provides assistance to our board in fulfilling their oversight responsibilities to our stockholders, potential stockholders and the investment community relating to:

•	the integrity of our financial statements and financial reporting process, including our systems of internal accounting and financial control and disclosure controls and procedures;
•	our independent registered public accounting firm’s qualifications and independence;
•	our compliance with legal and regulatory requirements; and
•	the performance of our independent registered public accounting firm and our internal audit function (outsourced to a third-party service provider).

Our board has determined that each member of our audit committee is an “audit committee financial expert” as defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended. Additionally, each member meets our Board of Directors’ Guidelines and the NYSE Listed Company Manual Guidelines for independence of audit committee members, have financial management experience and are financially literate as required by the NYSE Listed Company Manual. Our audit committee charter limits the number of audit committees on which committee members may serve to no more than two other public companies, unless our board determines such simultaneous service would not impair the ability of such member to effectively serve.

Our compensation committee is comprised of four independent directors that our board has determined are independent in accordance with NYSE listing standards and Item 407(a) of the SEC Regulation S-K. In addition to routinely reviewing our director compensation structure with the committee’s compensation consultant and making director compensation-related recommendations to our board, all of our executive compensation programs are administered under the direction of this committee. This committee is responsible for overseeing our compensation programs including:

•	reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;
•	evaluating our CEO’s performance in light of those goals and approving compensation consistent with such performance;
•	approving base salaries, short- and long-term incentives, and other programs and benefits for certain of our executive officers other than our CEO;
•	approving compensation programs and benefits for our other employees;
•	reviewing and coordinating succession plans for our CEO and NEOs;
•	reviewing and assessing the potential risks associated with our compensation programs;
•

reviewing and discussing the CD&A with our NEOs, legal counsel and the committee’s compensation consultant, and recommending to our board the CD&A’s inclusion in our proxy statement and annual report on Form 10-K;

•	reviewing and considering the results of non-binding advisory votes on executive compensation submitted to stockholders pursuant to Section 14A of the Securities Exchange Act; and
•	reviewing and considering other regulatory matters related to executive compensation.

10 | Capstead 2017 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Our executive committee is comprised of four directors. During intervals between meetings of our board, this committee has all of the powers and authority of our board in managing our business and affairs, except those powers that by law cannot be delegated by our board.

Our governance & nomination committee is comprised of three independent directors. This committee is responsible for:

•	recommending nominees to our board for the next annual meeting of stockholders;
•	overseeing the evaluation of the performance of our board and executive officers from a corporate governance perspective;
•	identifying qualified individuals to serve on our board consistent with criteria approved by our board; and
•	developing, recommending to our board, and maintaining our governance policies and guidelines.

Compensation Committee Interlocks and Insider Participation

During 2017, Ms. Goolsby and Messrs. Biegler, Keiser and Whiting served on our compensation committee. No member of our compensation committee was at any time during 2017 or at any other time an officer or employee of ours, and no member had any relationship with us requiring disclosure in the “Related Person Transactions” section of this proxy statement. None of our executive officers has served on the board or compensation committee of any other entity that has or had one or more executive officers who served as a member of our board or compensation committee during 2017.

Meetings of Non-Management Directors

Periodically non-management directors meet without management in connection with our quarterly board meetings. Accordingly, such directors met four times in 2017. At these meetings, the non-management directors reviewed strategic issues for consideration by our board, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines. The non-management directors have determined that our chairman will preside at such meetings. The chairman is generally responsible for advising our CEO of decisions reached and suggestions made at these sessions. If non-management directors include a director who is not an independent director, our Board of Directors’ Guidelines requires that at least one of the scheduled executive sessions include only independent directors. Presently, all of our non-management directors are independent.

Stockholders and interested parties may communicate with the chairman or non-management directors as a group by utilizing the communication process identified in the “Interested Party and Stockholder Communication with our Board” section of this proxy statement.

Capstead 2017 Proxy Statement | 11

OUR CORPORATE GOVERNANCE PRINCIPLES

OUR CORPORATE GOVERNANCE PRINCIPLES

Our policies and practices reflect corporate governance initiatives that are compliant with the NYSE listing standards and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website which includes key information about our corporate governance initiatives including our Board of Directors’ Guidelines, charters for our board committees, our Code of Business Conduct and Ethics (applicable to all of our employees, officers and directors) and our Financial Code of Professional Conduct. The corporate governance section can be found on our website at www.capstead.com by clicking “Investor Relations” and “Governance Documents.”

Each of our directors should, to the best of his or her ability, perform in good faith the duties of a director and committee member in a manner he or she believes to be in our best interests with the care an ordinarily prudent person in a like position would use under similar circumstances. This duty of care includes the obligation to make, or cause to be made, an inquiry when the circumstances would alert a reasonable director to the need thereof. Our directors are expected to attend, in person or by telephone, all meetings of our board and committees on which they serve, as well as attend in person or by telephone our annual meeting of stockholders.

Considerations for Nomination

Our governance & nomination committee considers and makes recommendations to our board concerning candidates for election and the appropriate size of our board. In considering incumbent directors, the committee reviews the directors’ overall service during their terms, including the number of meetings attended, level of participation and quality of performance. Other considerations include the directors’ level of ownership of our equity securities and, when applicable, the nature of and time involved in the directors’ service on other boards. The committee reviews the completed qualification questionnaires submitted by incumbent directors (as previously described in the “Board Member Independence” section of this proxy statement) prior to making its recommendation to our board regarding the slate of directors for election at the following year’s annual meeting of stockholders. Additionally, the board concluded that all current directors continue to possess the talent, knowledge and experience relevant to our business deemed necessary to stand for re-election to our board.

In considering candidates to fill new positions created by expansion and/or vacancies that occur because of resignation, retirement or any other reason, the committee uses its and our management’s network of contacts to compile a list of potential candidates. The committee may also engage, if it deems appropriate, a professional search firm. Candidates are selected on the basis of talent, knowledge and experience relevant to our business without regard to race, religion, gender or national origin as described in our Board of Directors’ Guidelines. Accordingly, our board does not consider diversity in identifying nominees for director in the sense that it is agnostic as to a potential nominee’s characteristics in this regard and does not have any diversity goals or guidelines relative to the overall make-up of our board. Candidates should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility. Each candidate should also have a genuine interest in Capstead, recognize that he or she is accountable to our stockholders and have a background that demonstrates an understanding of business and financial affairs, the complexities of a large business organization and the related capital markets in which the Company operates.

No person shall be eligible to serve as a director who has been convicted of a felony criminal offense or any criminal offense involving moral turpitude, dishonesty or a breach of trust. The committee will consider candidates recommended by stockholders provided stockholders follow the procedures set forth in the “Stockholder Procedures for Director Candidate Recommendations” section of this proxy statement. The committee evaluates a candidate using the criteria set forth above regardless of who nominated the candidate.

Service on Other Boards

Our Board of Directors’ Guidelines prohibit our directors from serving on more than four boards of other public companies and recommends its audit committee members serve on audit committees of no more than two other public companies. In addition, our CEO’s service is limited to two other public company boards. None of our directors presently serve on other public company boards.

12 | Capstead 2017 Proxy Statement

OUR CORPORATE GOVERNANCE PRINCIPLES

Majority Vote Standard

A nominee for director in an uncontested election shall be elected to our board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. In the case of a contested election, directors shall be elected by a plurality of the votes.

Concurrent with adoption of the majority vote standard in uncontested elections, our board modified our Board of Directors’ Guidelines to require an incumbent director who does not receive a majority of the votes cast and therefore is not re-elected to promptly submit a letter of resignation to our governance & nomination committee. The committee will consider the resignation and make its recommendation to our board on whether to accept or reject the resignation. Our board, excluding the resigning director, will make a decision regarding the resignation within 90 days after the date on which the certification of the stockholder vote on the election of directors is made, and our board will publicly disclose its decision and related rationale. If a decision is made to accept the resignation, the director’s resignation shall be effective immediately.

Mandatory Resignation

Our Board of Directors’ Guidelines require a director to promptly submit a letter of resignation to our governance & nomination committee if the director (i) changes substantially his or her principal occupation or business association for any reason other than retirement or retirement planning, (ii) declares or is otherwise involved in a personal bankruptcy or the bankruptcy of a business in which he or she is a principal, (iii) fails to receive a majority of the votes cast in an uncontested election or (iv) is named as a party in a material legal proceeding, becomes the target of a material state or federal investigation, or receives a request of a material nature for the production of records or testimony from any state or federal agency. The committee will in turn consider the resignation and make its recommendation to our board on whether to accept or reject the resignation. Our board, in its sole judgment, shall then decide whether such event requires the board to accept such resignation in the best interests of the company and its stockholders.

A director who has been convicted of a felony criminal offense or any criminal offense involving moral turpitude, dishonesty or a breach of trust shall resign effective immediately. An employee director must resign from our board, unless a majority of our board determines otherwise, once he or she ceases to be employed by us whether due to retirement or otherwise.

Capstead 2017 Proxy Statement | 13

OTHER GOVERNANCE INFORMATION

OTHER GOVERNANCE INFORMATION

Stockholder Procedures for Director Candidate Recommendations

Our governance & nomination committee will consider written director candidate recommendations made by stockholders to our secretary at 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404. Electronic or facsimile submissions will not be accepted.

For the committee to consider a candidate, submissions must include sufficient information concerning the recommended individual including biographical data such as age; employment history; a description of all businesses that employ or employed the candidate, including the name and phone number of the businesses; a list of board memberships the candidate holds, if any; and additional information that would provide a more complete understanding of the experiences, qualifications, attributes or skills of each director nominee in light of Capstead’s business and structure. In addition, the candidate should affirm he or she can read and understand basic financial statements and consent to stand for election, if nominated by our board, and serve, if elected by our stockholders.

Once a fully complete recommendation is received by the committee and if deemed appropriate by the committee chair, the candidate will be sent a questionnaire that requests additional information regarding independence, qualifications and other information to assist the committee in evaluating him or her, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Further, the questionnaire provides that the individual must grant consent to us to conduct a confidential background search of the individual to the extent allowable under federal, state and local legislation. The recommended candidate must return the questionnaire within the time frame outlined below to be considered for nomination by the committee. Recommendations for which we have received completed questionnaires by December 7, 2018 will be considered for candidacy for the 2019 annual meeting of stockholders. Completed questionnaires received after December 7, 2018 will be considered for candidacy for the 2020 annual meeting, if not earlier withdrawn.

Interested Party and Stockholder Communication with our Board

Interested parties and stockholders who wish to contact any of our directors either individually or as a group may do so by calling toll-free (800) 358-2323, by writing to them care of Capstead Mortgage Corporation, 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404 or via e-mail at directors@capstead.com. Interested party and stockholder calls, letters and e-mails are screened by our employees based on criteria established and maintained by our governance & nomination committee, which includes filtering out improper or irrelevant communications such as solicitations, advertisements, spam, surveys, junk mail, mass mailings, resumes and other forms of job inquiries.

Director Orientation and Continuing Education

Our board and NEOs conduct a comprehensive orientation through a review of background material and meetings with our personnel to familiarize new directors with our vision, strategic direction, core values, ethics, financial matters, corporate governance practices and other key policies and practices. Our board recognizes the importance of continuing education for our directors and is committed to providing such education to improve the performance of our board and its committees. Our executive officers assist in identifying and advising our directors about opportunities for continuing education including conferences provided by independent third parties. Mr. Keiser attended the Stanford Law School Directors’ College in June 2017.

Annual Board Evaluation and Individual Director Self-Evaluations

Section 303A.09 “Corporate Governance Guidelines” of the NYSE Listed Company Manual requires listed company boards to conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. On an annual basis, we provide each of our directors a self-evaluation questionnaire regarding the performance of our board and one for each of our committees on which he or she serves. The completed committee questionnaires are given to the respective committee chair to review and discuss during the next scheduled committee meeting. The director who presides at our non-management director meetings leads a review of the board self-evaluation questionnaires with directors at our annual board meeting.

14 | Capstead 2017 Proxy Statement

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The following table shows the names and ages of our executive officers and the positions held by each individual.

A description of the business experience of each for at least the past five years follows the table.

Current Officers	Age	Title
Phillip A. Reinsch	57	President, Chief Executive Officer
Lance J. Phillips	44	Senior Vice President, Chief Financial Officer, Secretary
Robert R. Spears, Jr.	56	Executive Vice President, Chief Investment Officer
Roy S. Kim	48	Senior Vice President, Treasurer

For a description of Mr. Reinsch’s business experience, see the “Election of Directors” section of this proxy statement.

Mr. Phillips has served as our Senior Vice President, Chief Financial Officer and Secretary since October 2017. Prior to joining Capstead, Mr. Phillips was vice president, principal accounting officer and controller of Hunt Utility Services, the external manager for InfraREIT Inc. (NYSE: HIFR). Mr. Phillips had served in various executive capacities with the Ray L. Hunt family of companies since 2010. From 2006 to 2010, Mr. Phillips served as director of finance and controller at Interphase. Prior thereto, he held various accounting roles at Fujitsu from 1999 to 2006. He began his career at Arthur Andersen, LLP in Dallas as a member of the audit and advisory services group. He is a Certified Public Accountant in the state of Texas.

Mr. Spears has served as our executive vice president and chief investment officer (“CIO”) since July 2006.  Prior thereto, Mr. Spears served in a similar capacity as a senior vice president since 1999 and has served in various other executive positions with us since 1994.  Mr. Spears was employed by NationsBanc Mortgage Corporation from 1990 to 1994, last serving as vice president – secondary marketing manager.

Mr. Kim has served as our senior vice president since April 2015 and was appointed our treasurer in 2016.  From 2014 to 2015 Mr. Kim was portfolio manager at Regan Capital, a registered investment advisor in Dallas, Texas, focusing on distressed non-agency residential mortgage backed securities.  Mr. Kim pursued personal investments from 2013 to 2014.  From 2004 to 2012 Mr. Kim was executive director at J.P. Morgan Securities in New York, New York where he was head of agency ARM residential mortgage-backed securities trading and from 1995 to 2004 Mr. Kim was employed by Bank of America in Charlotte, North Carolina, last serving as senior vice president and trading team leader.

Capstead 2017 Proxy Statement | 15

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis provides information regarding the 2017 compensation of our executive officers identified in the Summary Compensation Table, whom we refer to as our NEOs. The following discussion also contains statements regarding individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and are not statements of management’s expectations or estimates of future results or other guidance. We caution investors not to apply these statements in other contexts.

Executive Summary

Our Compensation Philosophy. The compensation committee of our board is responsible for establishing, implementing, and monitoring our compensation programs and practices. Our compensation philosophy is to provide competitive, largely performance-based compensation programs to attract, motivate, and retain employees vital to our long-term financial success and the creation of stockholder value.  At our 2017 annual meeting of stockholders, over 97% of the votes cast supported the compensation paid or awarded our executive officers in 2016. We considered that support when making executive compensation decisions in 2017. As such, minimal changes were made to our pay programs in 2017.

Recent Company Performance. We operate as a internally-managed REIT and earn income from investing in a leveraged portfolio of short-duration residential adjustable-rate mortgage “ARM” securities issued and guaranteed by government-sponsored enterprises, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae. These securities are referred to as “Agency securities”. Because the mortgages underlying our portfolio reset to more current rates within a relatively short period of time, we are positioned to benefit from future recoveries in financing spreads that typically contract during periods of rising interest rates and can experience smaller fluctuations in portfolio values compared to leveraged portfolios containing a significant amount of longer-duration ARM or fixed-rate mortgage securities. Duration is a common measure of market price sensitivity to interest rate movements. A shorter duration indicates less interest rate risk.

Our 2017 performance benefited from higher cash yields as mortgages underlying our portfolio reset higher based on higher prevailing six- and 12-month interest rates. However, our earnings declined during 2017 due largely to the more immediate impact of higher short-term interest rates on our borrowing costs.   Additionally, longer term interest rates rose at a slower pace in 2017 than shorter term rates putting downward pressure on portfolio valuations and contributing to relatively high levels of mortgage prepayments throughout much of the year.

For the year, we earned $79.6 million or $0.65 per diluted common share for a return on common equity of 6.0%. Combined with portfolio and hedging instrument declines in book value totaling $0.45, we produced a total economic return (change in book value plus dividends) of 1.8%. As a result, our performance measured by economic return did not meet our pre-established targets, resulting in lower compensation-related expenses associated with the performance-based elements of our compensation programs.

With our internally-managed platform and our Agency-focused investment strategy, we led our industry peers in operating cost efficiency in 2017.

In November, we repurchased $3.5 million in common shares after reactivating our $100 million common stock repurchase program.  Earlier in the year, we raised $51.9 million in 7.50% Series E preferred capital through our at-the-market continuous offering program.

2017 Compensation. We believe a key measure of our financial performance is the economic return we deliver to our stockholders over both short- and long-term time horizons. Economic return is also a common measure of performance used by the broader mortgage REIT investment community.  Accordingly, we emphasize economic return in our compensation programs, in addition to other performance metrics.

The primary elements of our compensation programs are base salaries, short-term incentives and long-term equity-based incentives. Based on Target award levels, approximately 57% of our executive compensation available to our NEOs for 2017 was performance-based.  Actual performance-based pay-out amounts for 2017 totaled approximately 47% reflecting sub-threshold performance under a number of performance metrics:

16 | Capstead 2017 Proxy Statement

EXECUTIVE COMPENSATION

Executive Compensation Practices.  The following high-lights certain of our executive compensation and governance practices which we utilize to drive performance and serve our stockholders’ long-term interests:

Our Pay Practices Include

✓

Performance-Based Pay – Our compensation programs have been structured to align the interests of our NEOs with the interests of our stockholders and, as a result, the majority of total direct compensation is tied to relative and absolute economic return over both short- and long-term time horizons.

✓

Meaningful Stock Ownership Requirements – All of our NEOs are subject to meaningful stock ownership requirements that require the retention of a dollar value of Capstead stock based on a multiple of base salary.

✓	Prohibition on Pledging of Capstead Stock – We prohibit our NEOs and directors from pledging their holdings of Capstead stock.
✓	Periodic Risk Assessment – Our compensation committee conducts a risk assessment of our compensation programs with the assistance of our independent compensation consultant.
✓	Clawback Policy – Our clawback policy allows us to recover compensation paid to our NEOs under certain circumstances.

Our Pay Practices Do Not Include

✗	Tax Gross-Ups – We do not provide tax gross-ups.
✗	“Single Trigger” Benefits – Awards do not vest solely as a result of a change in control (“CIC”); instead awards vest only in the event of not-for-cause termination within 24 months of the CIC.
✗	Derivatives Trading and Hedging – We do not permit any of our employees or directors to engage in any derivatives trading or hedging transactions associated with their holdings of Capstead stock.

Previous Say-on-Pay Votes

At our 2017 annual meeting of stockholders 97% of the votes cast supported the compensation paid or awarded to our NEOs in 2016.  This level of support was in line with our expectations and was reflective of the important changes made to our compensation programs in prior years.

In order to remain proactive in managing our executive compensation programs and practices, during 2017 the chair and other members of the committee continued outreach efforts begun in prior years by again contacting our largest stockholders and offering to discuss our compensation programs and philosophies.  The committee received input that our programs created a fair alignment between stockholder interest and our executives’ compensation.

What We Pay and Why

This section describes the various factors influencing the design of our compensation programs and decisions affecting 2017 compensation of our NEOs, including:

•	our philosophy,
•	the role of the committee, its consultant, the CEO and management in making compensation decisions,
•	our use and the role of peer companies,
•	objectives of our program,
•	review of 2017 total direct compensation, and
•	other 2017 compensation elements.

Our Philosophy

Our compensation philosophy is to provide competitive performance-based compensation programs to attract, motivate and retain employees vital to our long-term financial success and creation of stockholder value.  The committee (assisted by its compensation consultant) has designed and administered compensation programs it believes support this philosophy.  In implementing its philosophy, the committee:

•

Recognizes the complexities of managing a large portfolio of residential mortgage securities on a leveraged basis. Many of the challenges in managing such a portfolio are market driven and management’s role is to position Capstead for strong risk-adjusted performance in varying market conditions.  The creation of stockholder value ultimately rests with the NEOs and the successful execution of our business strategies through changing market environments. These factors influence the selection of our performance metrics, setting of performance goals, and evaluation of our performance.

•

Considers enterprise risks within the design of our compensation programs to ensure these programs do not encourage excessive risk taking.  This consideration influences the setting of performance goals, evaluation of our performance, and the establishment of governance policies (such as leverage, stock ownership, and hedging policies) designed to mitigate these risks.

•

Recognizes that as a REIT that must distribute at least 90% of our taxable income to our stockholders annually, we are constrained from growing our business through the retention of our earnings.  As such, traditional growth-oriented performance metrics applicable to non-REITs are not meaningful. Our business model is designed to provide dividend income and protect our book value over the course of an interest rate cycle.  For these reasons, we emphasize economic return metrics in our pay practices.  We believe this metric measured over both short- and long-term time horizons is the most relevant performance measure to our stockholders and the broader mortgage REIT industry.

Capstead 2018 Proxy Statement | 17

EXECUTIVE COMPENSATION

•

Evaluates performance and determines compensation levels after careful consideration of various inputs, including: (i) our performance measured against our stated business objectives, (ii) each of our executive’s individual performance and contributions toward our business objectives, (iii) our relative economic return against our peers, (iv) our absolute economic return against pre-established performance thresholds, (v) our relative operating efficiency against our peers, (vi) the performance and compensation practices of our mortgage REIT peers and (vii) the amounts and form of prior compensation to our NEOs.

The Role of the Committee, Its Consultant, the CEO and Management in Making Compensation Decisions

Committee

The committee has responsibility for determining and approving, on an annual basis, the compensation of our CEO and other NEOs.  The committee’s review of individual executive officer compensation includes, but is not limited to, a review of company and individual performance and the total value of past compensation, including long-term equity awards.

Members of the committee participate in the board’s annual CEO performance review and setting of annual performance goals.  The committee establishes compensation levels for our CEO in consultation with its independent compensation consultant.   Our CEO neither recommends nor is involved in any discussions regarding his own compensation.

Independent Compensation Consultant

The committee has the sole authority to select, retain, and terminate compensation consultants.   Pay Governance LLC (“Pay Governance”) has been engaged by our committee since 2010 to serve as its consultant on executive and director compensation matters, including recommendations with respect to both overall guidelines and specific compensation elements.  More specifically, Pay Governance provides advice and analysis to the committee on the design, structure and level of executive and director compensation, and, when requested by the committee, attends meetings of the committee and participates in executive sessions without members of management present. Pay Governance reports directly to the committee, and the committee reviews, on an annual basis, Pay Governance’s performance and provides Pay Governance with direct feedback.

The committee recognizes that it is essential to receive objective advice from its compensation advisors. To that end, the committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that Pay Governance’s work for the committee does not raise any conflicts of interest.

CEO and Management

The committee is responsible for establishing, implementing, and monitoring the Company’s compensation program and practices.  While the committee has responsibility for our compensation programs and practices, management provides information requested by the committee and Pay Governance on our performance and that of our mortgage REIT peers.   Our CEO assists the committee by providing a self-assessment of his own performance, but neither recommends, nor is involved in any discussions regarding his own compensation.  Our CEO also provides performance assessments for our other NEOs including recommendations regarding adjustments to their base salaries.  These recommendations are considered by the committee when making compensation decisions.

Our Use and the Role of Peer Companies

Our investment strategy entails investing in a leveraged portfolio of Agency ARM securities with the goal of producing reasonable risk-adjusted economic returns over both short- and long-term time horizons.  The investment community generally evaluates us in this context and monitors our performance relative to other mortgage REITs that minimize mortgage credit risk by investing primarily in Agency Securities (“Agency REIT” peers).  We view our Agency REIT peers as our primary competitors for both capital and executive talent.   As such, a significant portion of our NEOs’ short- and long-term incentives measure our economic returns against the economic returns of our Agency REIT peers.

Many of our investors and independent security analysts also evaluate our performance relative to a broader group of mortgage REITs.  This broader group includes mortgage REITs with significant investments in both Agency and non-Agency mortgage securities as well as other mortgage-related assets.  We consider these mortgage REITs to also be competitors for both capital and executive talent. As such, we also measure our economic returns against the economic returns of this broader REIT peer group (“Broader REIT” peers). Additionally, we measure our operating cost efficiency against this broader peer group.

18 | Capstead 2018 Proxy Statement

EXECUTIVE COMPENSATION

Based on the foregoing, the committee established the following companies as our 2017 peers for purposes of evaluating our relative performance and determining earned compensation (Agency REIT peers are in bold and in blue):

2017 Agency REIT and Broader REIT Peers
AG Mortgage Investment Trust, Inc.*
AGNC Investment Corp.
Annaly Capital Management, Inc.*
Anworth Mortgage Asset Corporation *
Arlington Asset Investment
ARMOUR Residential REIT, Inc.*
Chimera Investment Corporation
CYS Investments, Inc.
Dynex Capital Inc.
Ellington Residential Mortgage*
Five Oaks Investment Corp.*
Invesco Mortgage Capital Inc.*
MFA Financial, Inc.
MTGE Investment Corp.*
New York Mortgage Trust Inc.*
Orchid Island Capital*
Redwood Trust, Inc.
Two Harbors Investment Corp.*
Western Asset Mortgage Capital Corporation*
* Externally-managed.

When available, the committee considers information regarding our peers’ pay levels and practices to establish a point of reference when making compensation decisions. While we seek to establish pay levels that are consistent with market medians, we do not “benchmark” NEO compensation so that it must equal a specified level relative to other companies.  Rather, the committee makes decisions regarding pay opportunities it considers appropriate in light of its philosophy and based on information available principally from our internally-managed peers.  The committee believes pay opportunities consistent with market medians are often appropriate; however, the committee may choose to pay above or below market medians when it believes doing so would be appropriate to account for scope of position responsibilities, experience, skills and contribution.

Like Capstead, seven of our peers are internally-managed.  The executive officers of internally-managed peers are employees of their companies. As a result, detailed compensation information is fully disclosed in these companies’ annual proxy statements, making compensation-related comparisons between the executive officers of Capstead and these internally-managed companies relatively straightforward.

Our remaining 12 peers are externally-managed by third-parties in exchange for management fees.  An external manager uses a portion of management fees earned to compensate its employees that manage the REIT.  Externally-managed REITs are not required to disclose salaries and incentive compensation paid to REIT executive officers who are also employees of the management company (other than any equity awards granted directly by the REIT to these individuals).  Consequently, complete compensation data for the executive officers of our externally-managed peers is generally unavailable and the committee is unable to make meaningful direct comparisons for executive compensation purposes.

Given that direct comparisons for executive compensation purposes cannot be made with externally-managed peers, the committee also compares our overall operating costs, including compensation, to the operating costs of our Broader REIT peers.  Given our focus on operating cost efficiency, the committee incorporated a relative operating cost efficiency metric in our annual incentive compensation program.  This metric is a ratio of aggregate management fees and other general and administrative costs (collectively “total operating costs”) to average long-term investment capital (stockholders’ equity plus long-term unsecured borrowings).  We believe this is a transparent and consistent way to evaluate our efficiency and the relative reasonableness of our costs, including the costs of our overall compensation programs.

Objectives of Our Program

Our stockholders and the broader investment community evaluate our performance based primarily on changes in our book value per common share (a capital preservation performance measure) and dividends paid (a return on capital performance measure). Together, these two measures comprise the economic return we deliver to our stockholders. In addition, we seek to maintain an efficient operating platform as part of our business strategy. Finally, we believe achieving specific individual goals and objectives is an important factor to consider in awarding annual incentive compensation.

Our compensation arrangements are designed to prominently feature each of these aspects of our performance:

•

A majority of short- and long-term incentive compensation is awarded based on economic return measured on a relative and absolute basis.  We reinforce the importance of capital preservation by evaluating economic return over both one-year and three-year periods, ensuring that both short- and long-term implications of portfolio management decisions are considered.

•

Dividend equivalent rights, referred to as DERs, directly link executive pay to the amount of dividends we pay to our stockholders each quarter. As such, DERs are a key absolute return performance metric delivering short-term incentives directly in proportion to dividends paid to our investors.

•

Recognizing that decisions affecting our operating costs primarily have near-term implications, we evaluate our operating efficiency on an annual basis as a component of our annual incentive compensation program.

Capstead 2018 Proxy Statement | 19

EXECUTIVE COMPENSATION

•	Recognizing that individual goals and objectives are best set and measured on an annual basis, we evaluate individual performance as a component of our annual incentive compensation program.
•

Our long-term equity-based awards also include a relative total stockholder return performance metric based on share price appreciation assuming that all dividends are reinvested.  We believe that use of this metric over a three-year period provides an additional performance measure reflecting management’s long-term success in executing its investment strategy and enhancing Capstead’s value for our stockholders.

We believe the structure of our compensation arrangements appropriately incorporates measures of performance that are of importance to our stockholders and the broader investment community, helping to ensure proper alignment of management’s interests with those of our stockholders.

Review of 2017 Total Direct Compensation

The committee seeks to provide competitive, performance-based compensation opportunities necessary to attract, motivate, and retain employees vital to our long-term financial success and creation of stockholder value.  The committee believes this is best achieved through a combination of pay elements it refers to as total direct compensation, comprised of base salary, short-term incentives and long-term equity-based incentives.

Base Salary

The committee increased the base salary for Mr. Kim by 9% in January 2017.  Base salaries for Messrs. Reinsch and Spears were not adjusted in 2017. Annualized base salaries in effect for our NEOs in 2017 were as follows:

Officer	2017 Base Salary
Phillip A. Reinsch	$600,000
Lance J. Phillips*	300,000
Robert R. Spears, Jr.	575,000
Roy S. Kim	375,000
*	Mr. Phillips received base salary at this annualized level upon his hiring in October 2017.

Short-Term Incentives

The committee believes short-term incentives are an important tool in motivating and rewarding management for delivering strong operational performance and achieving our strategic objectives.  We provide short-term incentive opportunities through two programs:

Annual Incentive Compensation Program

•   Annual incentive compensation is awarded based on our economic return (measured on a relative basis, and to a lesser extent, on an absolute basis) our operating cost efficiency, and each NEOs performance relative to stated goals and objectives.

•   Messrs. Reinsch, Spears and Kim had a target opportunity equal to 125% of 2017 base salary. Mr. Phillips had a target opportunity equal to 75% of 2017 base salary, prorated from his date of hire, and also received a one-time signing bonus of $125,000.

Dividend Equivalent Rights (DERs)

•   Our NEOs are awarded notional rights entitling them to receive payments equal to the dividends declared on a specified number of common shares.  Common dividends declared by us for the benefit of our investors determine the award value. This absolute return program delivers incentives directly in proportion to dividends paid to our investors.

Annual Incentive Compensation Program. The 2017 annual incentive compensation program adopted by the committee was substantially similar to the 2016 annual incentive compensation program.  Adjustments were made to reduce the absolute economic return levels required for payouts at the threshold and target performance levels to reflect current market conditions.

Under the 2017 annual incentive compensation program and as illustrated in the table on the following page:

•

55% of the award opportunity was based on our performance relative to our peers.  Consistent with the committee’s perspective on our peers, relative economic return performance was evaluated against both our Agency REIT peers and our Broader REIT peers and relative operating cost efficiency was evaluated against our Broader REIT peers,

•	30% of the award opportunity was based on our absolute economic return, and
•	15% of the award opportunity was based on the committee’s assessment of the performance of each of our NEOs relative to individual goals and objectives established by the committee.

20 | Capstead 2018 Proxy Statement

EXECUTIVE COMPENSATION

2017 Annual Incentive Compensation Program Performance Metrics

Performance Level
Performance Metric (Weighting)	Peer Group	Threshold	Target	Maximum
Relative Economic Return (30%)	Agency REIT Peers	40th Percentile Payout: 50%	60th Percentile Payout: 100%	80th Percentile Payout: 200%
Relative Economic Return (15%)	Broader REIT Peers	40th Percentile Payout: 50%	60th Percentile Payout: 100%	80th Percentile Payout: 200%
Absolute Economic Return (30%)	N/A	6% Payout: 50%	9% Payout: 100%	12% Payout: 200%
Relative Operating Cost Efficiency (10%)	Broader REIT Peers	85th Percentile Payout: 50%	90th Percentile Payout: 100%	95th Percentile Payout: 150%
Individual Objectives (15%)	N/A	Payout Between 0% and 150%

Actual performance and payouts will be interpolated between threshold and maximum performance levels if necessary.

Measurement and Assessment of our Performance. With earnings negatively impacted by relatively high levels of mortgage prepayments throughout much of the year and higher borrowing costs that were only partially offset during the current year by higher coupon interest rates on ARM loans underlying our portfolio, our 2017 earnings produced a 6.0% return on common equity.  Combined with a $0.45 decline in book value associated with our portfolio and hedging instruments, our economic return was 1.8% for 2017.

In January 2018, the committee approved its assessments of performance against the individual goals and objectives established by the Committee for our NEOs.  On March 7, 2018, the committee approved calculations of our 2017 relative and absolute performance against the applicable performance levels presented above.  Our performance under each of the above metrics was as follows:

•

Relative Economic Return – Agency REIT Peers. Our economic return of 1.8% for 2017 positioned us at the 12th percentile relative to our Agency REIT peers, falling below the minimum 40th percentile threshold return level required for payouts to commence under this metric. Accordingly, no incentive amounts were earned by our NEOs for this portion of the program.

•

Relative Economic Return – Broader REIT Peers. Our economic return of 1.8% for 2017 positioned us at the 10th percentile relative to our Broader REIT peers, falling below the minimum 40th percentile threshold return level required for payouts to commence under this metric.  Accordingly, no incentive amounts were earned by our NEOs for this portion of the program.

Capstead 2018 Proxy Statement | 21

EXECUTIVE COMPENSATION

•

Absolute Economic Return.  Our economic return of 1.8% for 2017 fell short of the minimum threshold return level of 6.0% required for payouts to commence under this metric.  Accordingly, no incentive amounts were earned by our NEOs for this portion of the program.

•

Relative Operating Cost Ratio – Broader REIT Peers.  Our ratio of total operating costs to average long-term investment capital (total stockholders’ equity plus long-term unsecured borrowings) was 0.78%, which ranked us highest in efficiency among our Broader REIT peer group.  This demonstrates that we operated the most efficient investment platform during 2017.  As a result, our NEOs earned the maximum 150% payout for this portion of the program.

•

Individual Goals and Objectives. The committee assessed performance against individual goals and objectives established by the Committee for our NEOs.  All NEOs were awarded a payout of 100% (target payout was 100%; maximum payout was 150%), prorated as appropriate.

Our NEOs’ target opportunities and payouts earned under the 2017 annual incentive compensation program were as follows:

Officer	Target Opportunities	Annual Payout
Phillip A. Reinsch	$750,000	$225,000
Lance J. Phillips	43,151	12,945
Robert R. Spears, Jr.	718,750	215,625
Roy S. Kim	468,750	140,625

Dividend Equivalent Rights (DERs). DERs awarded by the committee provide our NEOs compensation directly in proportion to the common dividends paid during the year to our stockholders, which is a key component of our economic returns and varies depending upon our earnings.  DERs represent notional rights entitling the holder to cash payments equal to the per share dividend amount declared on our common stock multiplied by the number of DERs awarded. DERs provide another component of our NEOs’ short-term incentive compensation that is directly linked to our current year performance.

The table below provides information on the total number of DERs held by each of our NEOs and the total amount of dividend equivalents earned in 2017. Other than Mr. Phillips, such DERs were outstanding throughout 2017.  DERs for Mr. Phillips were issued with his hiring in October 2017 and were outstanding the remainder of the year.

Officer	Number of Dividend Equivalent Rights	Dividend Equivalents Earned During 2017
Phillip A. Reinsch	200,000	$160,000
Lance J. Phillips	75,000	14,250
Robert R. Spears, Jr.	200,000	160,000
Roy S. Kim	125,000	100,000

The value of dividend equivalents earned by our NEOs during 2017 was 16% lower than the value earned during 2016, which was directly attributable to a 16% decline in common stock dividends declared in 2017.

22 | Capstead 2018 Proxy Statement

EXECUTIVE COMPENSATION

Long-Term Incentives

The committee believes our NEOs should have an ongoing stake in the long-term success of our business and should have a meaningful portion of their total compensation delivered in the form of performance- and service-based equity awards with performance measured over a period of years.

On January 3, 2018, the committee approved 2017 long-term incentive compensation awards in two forms consisting of (a) restricted common stock and (b) performance units.  The aggregate opportunity for Messrs. Reinsch, Spears and Kim was based on 150% their 2017 base salary divided by the closing common stock price on January 2, 2018, allocated 40% to restricted stock and 60% to performance units. The aggregate opportunity for Mr. Phillips was based on 75% of his 2017 base salary, allocated 50% to restricted stock and 50% to performance units.

The restricted common stock awards will vest three years from the date of grant on January 2, 2021.  Upon vesting, such restricted shares will be entitled to receive dividends and any other distributions declared from the date of grant through the vesting date. The number of shares issued and the grant date fair value were as follows:

Officer	Restricted Common Stock Awards Issued	Grant Date Fair Value *
Phillip A. Reinsch	43,604	$374,994
Lance J. Phillips	13,081	112,497
Robert R. Spears, Jr.	41,860	359,996
Roy S. Kim	27,906	239,992

*	Based on the closing stock price on the date of grant of $8.60.

The performance units may convert into shares of common stock if and only to the extent certain performance metrics are satisfied after a three-year performance period ending

December 31, 2020, calculated independently for each metric.  Such metrics include relative economic return, absolute economic return and relative total stockholder return.  The performance metrics used for the January 3, 2018 performance unit awards were not changed from the performance metrics used in the prior year.  The committee set the target for relative economic return performance against both Agency REIT peers and our Broader REIT peer group, as well as relative total stockholder return against our Broader REIT peer group, at the 60th percentile thus insuring that the target payout will be awarded only for above average performance.

The performance units contain “double trigger” vesting provisions that provide for accelerated vesting only if (i) a change in control occurs and (ii) an involuntary termination without cause or a voluntary resignation for good reason occurs within 24 months following the change in control.  At the end of the performance period, each NEO will be entitled to receive dividends and any other distributions declared from the grant date through the end of the performance period with respect to the number of shares earned, if any.  The number of units issued and the grant date fair value were as follows:

Officer	Performance Units Issued	Grant Date Fair Value *
Phillip A. Reinsch	65,406	$569,686
Lance J. Phillips	13,081	113,936
Robert R. Spears, Jr.	62,790	546,901
Roy S. Kim	41,860	364,601

*	Based on grant date fair value assigned for accounting purposes of $8.71 per unit.

The number of shares ultimately accruing to our NEOs pursuant to these awards is dependent upon Capstead’s performance calculated separately under each of the indicated performance metrics over the three-year period ending December 31, 2020 as illustrated below:

Long-term Performance Unit Award Metrics

Performance Level
Performance Metric (Weighting)	Peer Group	Threshold	Target	Maximum
Relative Economic Return (30%)	Agency REIT Peers	40th Percentile Payout: 50%	60th Percentile Payout: 100%	80th Percentile Payout: 200%
Relative Economic Return (20%)	Broader REIT Peers	40th Percentile Payout: 50%	60th Percentile Payout: 100%	80th Percentile Payout: 200%
Absolute Economic Return (30%)	N/A	6% Payout: 50%	9% Payout: 100%	12% Payout: 200%
Relative Total Stockholder Return (20%)	Broader REIT Peers	40th Percentile Payout: 50%	60th Percentile Payout: 100%	80th Percentile Payout: 200%

Actual performance and payouts will be interpolated between threshold and maximum performance levels as necessary.

Capstead 2018 Proxy Statement | 23

EXECUTIVE COMPENSATION

Other 2017 Compensation Elements

Our NEOs participate in our other benefit programs including life, accidental death, dismemberment, disability, and long-term care insurance, a charitable gift matching program, and a qualified defined contribution retirement plan, or 401(k) plan, each on the same terms offered to other employees.

In addition, we have a nonqualified deferred compensation plan for our NEOs and any other employees earning more than the maximum amount of eligible earnings considered for purposes of determining contributions to our 401(k) plan ($270,000 in 2017).  Our nonqualified deferred compensation plan is designed to allow our executives the opportunity to achieve the same retirement income as a percentage of their base salaries and incentive compensation as is available to all employees.  The plan extends the general matching provisions of the 401(k) plan to base salary and annual incentive compensation amounts in excess of $270,000. The aggregate cost for our NEOs was $83,188 for 2017.

Participants in the plan may elect to defer up to 60% of base salary and 100% of annual incentive compensation (excluding DERs payments) into a deferral account. We contribute into each participant’s deferral account a matching amount equal to 50% of the participant’s voluntary contribution up to a maximum of 6% of the participant’s eligible compensation that exceeds the 401(k) maximum amount, as discussed above.  We may, but are not required, to credit to deferral accounts a supplemental matching contribution of 3% of the participant’s eligible compensation, but only up to the same 6%.  Vesting in the amounts contributed by us into the deferral account is determined on the same service-based vesting schedule used in our 401(k) plan, which provides for annual vesting ratably over a participant’s initial five years of service.  Participant deferral accounts are considered a part of our general assets and participants are considered unsecured creditors.

Decisions Affecting Compensation for 2018

In January 2018, the committee took the following actions related to 2018 base salaries, DERs and annual incentive compensation:

•	Messrs. Reinsch, Spears and Kim were awarded base salary increases effective January 1, 2018, as follows:

	Officer	2017 Base Salary	2018 Base Salary
	Phillip A. Reinsch	$600,000	$625,000
	Lance J. Phillips	300,000	300,000
	Robert R. Spears, Jr.	575,000	600,000
	Roy S. Kim	375,000	400,000

•	All NEOs were awarded DERs expiring December 31, 2018 at the same level as awarded for 2017, as follows:

	Officer	Number of DERs
	Phillip A. Reinsch	200,000
	Lance J. Phillips	75,000
	Robert R. Spears, Jr.	200,000
	Roy S. Kim	125,000

The 2018 Annual Incentive Compensation Program and metrics remain unchanged from 2017, as follows:

2018 Annual Incentive Compensation Program Performance Metrics

Performance Level
Performance Metric (Weighting)	Peer Group	Threshold	Target	Maximum
Relative Economic Return (30%)	Agency REIT Peers	40th Percentile Payout: 50%	60th Percentile Payout: 100%	80th Percentile Payout: 200%
Relative Economic Return (15%)	Broader REIT Peers	40th Percentile Payout: 50%	60th Percentile Payout: 100%	80th Percentile Payout: 200%
Absolute Economic Return (30%)	N/A	6% Payout: 50%	9% Payout: 100%	12% Payout: 200%
Relative Operating Efficiency (10%)	Broader REIT Peers	85th Percentile Payout: 50%	90th Percentile Payout: 100%	95th Percentile Payout: 150%
Individual Objectives (15%)	N/A	Payout Between 0% and 150%
Actual performance and payouts will be interpolated between threshold and maximum performance levels if necessary.

In February 2018, the board adopted change in control (“CIC”)/severance agreements for our NEOs which superseded existing severance agreements. Pursuant to these agreements, our NEOs are entitled to CIC payments if their employment during the 24-month period following a CIC is terminated either a) involuntarily without cause or b) voluntarily by the NEO for good reason.  For Messrs. Reinsch and Spears, the CIC payment is calculated as two times annual base salary based on the date of the CIC, a bonus payment equal to two times the annual incentive compensation program targeted payout on that date, DERs payments received for each of the 8 quarters preceding the CIC, and 18 months of group medical benefits continuation costs for the executive and any covered dependent.  For

Messrs. Kim and Phillips, the CIC payment is calculated in a similar fashion based on one and one-half times annual base salary and targeted annual incentive compensation, together with six quarters of DERs payments and the same medical benefits as Messrs. Reinsch and Spears.

A severance payment is triggered if an NEO is terminated either a) involuntarily without cause or b) voluntarily by the NEO for good reason.  Severance payments are calculated as two times annual base salary as of the date of termination for Messrs. Reinsch and Spears and as one and one-half times annual base salary for Messrs. Kim and Phillips.  For further information, see the table on page 33 of this proxy statement.

24 | Capstead 2017 Proxy Statement

EXECUTIVE COMPENSATION

Other Compensation Policies and Practices

Common Stock Ownership Guidelines.  To assist with aligning interests of our NEOs and our stockholders, we have adopted common stock ownership guidelines requiring our NEOs to maintain minimum ownership interests in Capstead, based on percentages of their base salaries.  The stock ownership requirements and effective ownership as of March 23, 2018 were as follows:

Covered Party	Ownership Policy Threshold (as % of base salary)	Effective Ownership (as % of base salary)
Phillip A. Reinsch.	500	371*
Lance J. Phillips	300	28*
Robert R. Spears, Jr.	400	726
Roy S. Kim	300	97*

* Phillip A. Reinsch was appointed President and Chief Executive Officer in July 2016 and will have until July 2021 to reach his minimum ownership requirements.

Roy S. Kim was hired in April 2015 and will have until April 2020 to reach his minimum ownership requirements.

Lance J. Phillips was hired in October 2017 and will have until October 2022 to reach his minimum ownership requirements.

Effective ownership of our common stock considered for purposes of measuring an NEO’s ownership interest differs from the amount reported for an NEO on SEC Form 4 because the measurement adopted by the board includes only owned shares and 60% of the executive officer’s unvested service-based stock awards, while excluding all of an executive officer’s unvested performance-based units. Our NEOs are required to reach their minimum ownership within five years from the date they became subject to the guidelines.  Any NEO not currently meeting their minimum ownership is required to retain all shares received in the future through our compensation programs until their minimum ownership is met, except that the NEO may surrender shares to satisfy tax withholding requirements.

Prohibition on Pledging of Owned Shares.  We prohibit our NEOs and directors from pledging their holdings of Capstead stock.

Derivatives Trading and Hedging. All of our employees and directors are restricted from entering into transactions to hedge or otherwise offset any change in the market value of our common stock.

Clawback Policy.  If we are required to prepare and file accounting restatements of certain financial documents, our NEOs are required to reimburse us for any short- and long-term incentive compensation received in the 12-month period following the first public issuance or filing with the SEC of any financial document subject to restatement if:

•	The amount of incentive compensation was calculated based upon the achievement of certain financial results that were the subject of the restatement;
•	An NEO engaged in intentional misconduct that caused or partially caused the need for the restatement; and
•	The amount of the incentive compensation that would have been awarded to an NEO if the financial results had been properly reported would have been lower than the amount actually awarded.

Tax Considerations.  For 2017, Internal Revenue Code Section 162(m) generally precludes a publicly-held corporation from a federal income tax deduction for annual compensation in excess of $1 million paid individually to the principal executive officer or any of the three other most highly compensated executive officers.  Exceptions are made, for among other things, qualified performance-based compensation, as defined in the Code.

The majority of the 2017 payout under the annual incentive compensation program consisted of qualified performance-based compensation and therefore was not subject to the above noted income tax deduction limitation.  However, the recently enacted Tax Cuts and Jobs Act of 2017 amended the Internal Revenue Code to eliminate the performance-based exception to the $1 million deduction limit under Section 162(m) for years after 2017.  This will likely result in future executive compensation payments that will not be fully tax deductible.

Capstead 2017 Proxy Statement | 25

EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy with our management. Based on this review and discussion, the compensation committee recommends to our board that the above Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE Michelle P. Goolsby, Chair Jack Biegler Gary Keiser Mark S. Whiting

26 | Capstead 2017 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table*

The Summary Compensation Table below shows certain compensation information for our four executive officers, referred to as our NEOs, for services rendered during the three years ended December 31, 2017, as appropriate. As of the date of this proxy, we had no other executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)	All Other Compensation ($)		Total ($)
Phillip A. Reinsch	2017	600,000	944,680	385,000	59,862	(c)	1,989,542
President and Chief Executive Officer	2016	495,625	906,326	539,888	66,979		2,008,818
	2015	433,000	577,574	905,828	81,689		1,998,091
Lance J. Phillips	2017	57,292	226,433	27,195	130,350	(c)	441,270
Senior Vice President, Chief Financial
Officer and Secretary
Robert R. Spears, Jr.	2017	575,000	906,897	375,625	50,519	(c)	1,908,041
Executive Vice President and	2016	553,750	868,565	644,383	64,215		2,130,913
Chief Investment Officer	2015	541,000	721,636	1,159,786	91,962		2,514,384
Roy S. Kim	2017	375,000	604,593	240,625	43,094	(c)	1,263,312
Senior Vice President, Treasurer	2016	345,000	566,457	367,408	45,858		1,324,723
	2015	227,917	460,192	493,493	20,767		1,202,369

*	Columns for “Bonus”, “Option Awards” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they were not applicable.
(a)	Amounts include the grant date fair value of performance units and restricted stock awarded for the indicated years as follows:

	Year	Performance Unit Awards ($)	Restricted Stock Awards ($)	Total Stock Awards ($)
Phillip A. Reinsch	2017	569,686	374,994	944,680
	2016	606,331	299,995	906,326
	2015	447,681	129,893	577,574
Lance J. Phillips	2017	113,936	112,497	226,433
Robert R. Spears, Jr.	2017	546,901	359,996	906,897
	2016	581,072	287,493	868,565
	2015	559,338	162,298	721,636
Roy S. Kim	2017	364,601	239,992	604,593
	2016	378,962	187,495	566,457
	2015	356,693	103,499	460,192

For 2017 amounts, the aggregate number of the performance units and restricted stock awarded granted on January 3, 2018 was based on 150% of Messrs. Reinsch, Spears and Kim’s 2018 base salaries and 75% of Mr. Phillip’s base salary divided by the closing common stock price on January 2, 2018 of $8.60, allocated 60% to performance units and 40% to restricted stock.

The performance units awarded for 2017 are substantially similar to performance units granted for 2016 and 2015 and include specific metrics against which our performance is to be measured, including relative economic return, absolute economic return and relative total stockholder return and are potentially convertible into shares of our common stock following a three-year performance period commencing January 1, 2018 and ending December 31, 2020.  The number of shares of our common stock into which the performance units are convertible is dependent on satisfaction of the performance metrics during the performance period, calculated independently for each metric and are subject to service conditions.  Because the performance units awarded are subject to performance conditions, the grant date fair value was based on management’s estimate of the probable outcome for each nonmarket-based performance metric, and a quantitative simulation for the relative total stockholder return performance metric, resulting in an aggregate fair value estimate of $8.71 per unit. Assuming we meet or exceed maximum performance levels for all of the performance metrics, in which case the units will convert into shares of common stock equal to up to twice the number of units granted, Messrs. Reinsch, Phillips, Spears, and Kim would receive shares of common stock worth a maximum of $1,125,000, $225,000, $1,080,000, and $720,000, respectively, based on the $8.60 January 2, 2018 grant date closing common stock price.

The restricted stock awarded for 2017 will vest three years from the date of grant or January 2, 2021, subject to service conditions.  The fair value of these awards was based on the closing stock price on the date of grant.

For 2016 amounts, the aggregate number of the performance units and restricted stock awarded was based on 150% of each executive’s 2017 base salary divided by the closing common stock price on the January 3, 2017 date of grant of $10.41, allocated two-thirds to performance units and one-third to restricted stock.  The 2016 performance units are potentially convertible into our common stock after conclusion of a three-year performance period ending December 31, 2019.  These units were valued at $10.52 per unit based on management’s estimate of the probable outcome for each nonmarket-based performance metric and a quantitative simulation for the relative total stockholder return performance metric.  The 2016 restricted stock awards were valued at $10.41 (the closing stock price on the date of grant) and will vest three years from the date of grant or January 3, 2020, subject to service conditions.

Capstead 2017 Proxy Statement | 27

EXECUTIVE COMPENSATION

For 2015 amounts, the aggregate number of the performance units and restricted stock awarded was based on 150% of each executive’s 2016 base salary divided by the closing common stock price on the February 1, 2016 date of grant of $9.32, allocated 80% to performance units and 20% to restricted stock.  The 2015 performance units are potentially convertible into our common stock after conclusion of a three-year performance period ending December 31, 2018.  These units were valued at $8.03 per unit based on management’s estimate of the probable outcome for each nonmarket-based performance metric and a quantitative simulation for the relative total stockholder return performance metric. The 2015 restricted stock awards were valued at $9.32 (the closing stock price on the date of grant) and will vest three years from the date of grant or February 1, 2019, subject to service conditions.

Our executives are entitled to receive all dividends and any other distributions declared from the date of grant with respect to the shares of our common stock into which the performance units are ultimately converted, if any, as if such shares had been issued on the date of grant.  Similarly, upon vesting, holders of the restricted stock will be entitled to receive dividends and any other distributions declared from the date of grant through the vesting date.

(b)

Amounts in the table below include expense recognized for aggregate cash payments pursuant to our 2017, 2016 and 2015 annual incentive compensation programs and dividends earned on dividend equivalent rights for all years presented.

	Year	Annual Incentive Compensation Program ($)	Dividend Equivalents Earned ($)	Total Non-Equity Incentive Program Compensation ($)
Phillip A. Reinsch	2017	225,000	160,000	385,000
	2016	404,988	134,900	539,888
	2015	743,948	161,880	905,828
Lance J. Phillips	2017	12,945	14,250	27,195
Robert R. Spears, Jr.	2017	215,625	160,000	375,625
	2016	452,483	191,900	644,383
	2015	929,506	230,280	1,159,786
Roy S. Kim	2017	140,625	100,000	240,625
	2016	281,908	85,500	367,408
	2015	418,793	74,700	493,493

Under the 2017 annual incentive compensation program, Messrs. Reinsch, Spears and Kim each had a target opportunity equal to 125% of their 2017 base salaries.  Mr. Phillips had a target opportunity equal to 75% of his 2017 base salary prorated from his October 2017 hire date.

Under the 2016 annual incentive compensation program, each NEO had a target opportunity equal to 125% of their 2016 base salaries (prorated for August 15, 2016 salary adjustments for Messrs. Reinsch and Spears).

Under the 2015 annual incentive compensation program each NEO had a target opportunity equal to 125% of his 2015 base salary, prorated from April to the end of the year for Mr. Kim.

Dividend equivalent rights, referred to as DERs, represent notional common stock, which entitle the holder to cash payments equal to the per share dividend amounts declared on our common stock. DERs outstanding during 2017 were as follows: 200,000 for Mr. Reinsch, 75,000 for Mr. Phillips (awarded in October 2017), 200,000 for Mr. Spears, and 125,000 for Mr. Kim.

(c)

Amounts in the table below include expenses recognized for the year ended December 31, 2017 for (i) matching contributions made by us pursuant to our qualified defined contribution retirement plan, (ii) matching contributions made by us pursuant to our nonqualified deferred compensation plan, (iii) insurance premiums paid or reimbursed by us, (iv) Company matches under a charitable gift matching program, and (v) a one-time signing bonus for Mr. Phillips related to his hiring.

	Reinsch ($)	Spears ($)	Kim ($)	Phillips ($)
Qualified defined contribution retirement plan	16,200	16,200	16,200	3,438
Nonqualified deferred compensation plan	33,250	31,188	18,750	–
Insurance premiums	5,412	3,131	3,144	662
Charitable gift matching program	5,000	–	5,000	1,250
Signing bonus	–	–	–	125,000
	59,862	50,519	43,094	130,350

28 | Capstead 2018 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards*

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Phillip A. Reinsch	1-3-17(a)	28,818	57,636	115,272		606,331
	1-3-17(a)				28,818	299,995
Robert R. Spears, Jr.	1-3-17(a)	27,618	55,235	110,470		581,072
	1-3-17(a)				27,617	287,493
Roy S. Kim	1-3-17(a)	18,012	36,023	72,046		378,962
	1-3-17(a)				18,011	187,495

*

Columns for “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” “All Other Option Awards” and “Exercise or Base Price of Option Awards” have been omitted because they were not applicable.

(a)

On January 3, 2017 the compensation committee awarded performance units and restricted stock for 2016 pursuant to our long-term incentive compensation program.  The aggregate number of performance units and restricted stock awarded was based on 150% of each executive’s 2017 base salary divided by the closing common stock price on the date of grant of $10.41, allocated two-thirds to performance units and one-third to restricted stock.

The performance units include specific metrics against which our performance is to be measured, including relative economic return, absolute economic return and relative total stockholder return and are potentially convertible into shares of our common stock following a three-year performance period that began on January 1, 2017 and ends December 31, 2019. The number of shares of our common stock into which the units are convertible is dependent on satisfaction of the performance metrics during the performance period, calculated independently for each metric. Because the awards are subject to these performance conditions, the grant date fair value was based on management’s estimate of the probable outcome for each nonmarket-based performance metric, and a quantitative simulation was used to value the portion of the award based on the relative total stockholder return performance metric, resulting in an aggregate fair value estimate of $10.52 per unit.

If we meet the target performance levels for all of the performance metrics, the units will convert into shares of common stock equal to the number of units granted. If we meet or exceed the “Maximum” performance levels for all of the performance metrics, the units will convert into shares of common stock equal to twice the number of units granted. Conversely, if we only meet the Threshold performance levels for all of the performance metrics, the units will convert into shares of common stock equal to one-half the number of units granted, and below these threshold performance levels, the units will expire without converting into any shares of common stock. The actual shares issued will be based on straight-line interpolations between the indicated performance levels established separately for each performance metric, as necessary. Any such shares into which the units are convertible will be issued following the end of the three-year performance period. Our executives are entitled to receive all dividends and any other distributions declared from the date of grant with respect to the shares of our common stock into which the units are ultimately converted, if any, as if such shares had been issued on the date of grant.

The restricted stock will vest three years from the date of grant or January 3, 2020, subject to service conditions.  On that date holders will be entitled to receive dividends and any other distributions declared from the date of grant through the vesting date.

Capstead 2018 Proxy Statement | 29

EXECUTIVE COMPENSATION

Narrative to Our Summary Compensation and Grant of Plan-Based Awards Tables

Short-term Incentive Compensation.  Short-term incentive compensation amounts in 2017 included (i) payouts on an annual incentive compensation program based on our economic returns, measured on a relative and absolute basis, relative operating cost efficiency as well as achievement of individual goals and objectives, and (ii) dividends paid on outstanding DERs. Under the 2017 annual incentive compensation program Messrs. Reinsch, Spears and Kim had a target opportunity equal to 125% of each executive’s 2017 base salary.  Mr. Phillips, who was hired as our CFO in October 2017, had a target opportunity equal to 75% of his prorated base salary.  Short-term incentive compensation paid out to our NEOs for 2017 equaled 37% of 2017 base salaries (30% of target opportunity) and accounted for 18% of total 2017 compensation, as measured for proxy compensation purposes.

On January 3, 2018 the compensation committee adopted an annual incentive compensation program for 2018 with the same terms as the 2017 annual incentive program.

Long-term Incentive Compensation. Consistent with the belief that our NEOs should have an ongoing stake in the long-term success of our business, long-term incentive compensation amounts for 2017 consisted of performance units and restricted stock awarded on January 3, 2018. Under this long-term incentive compensation program, the aggregate number of performance units and restricted stock awarded Messrs. Reinsch, Spears and Kim was based on 150% of each executive’s 2018 base salary divided by the closing common stock price on January 2, 2018 of $8.60, allocated 60% to performance units and 40% to restricted stock.  Mr. Phillips’ awards were based on 75% of his 2018 base salary allocated 50% to performance units and 50% to restricted stock.

The performance units are convertible into shares of our common stock based on our economic returns measured on both a relative and absolute basis, as well as our relative total stockholder returns, following a three-year performance period ending December 31, 2020. The performance units awarded for 2017 have the same terms as the performance units awarded for 2016.

The restricted stock will vest in three years on January 2, 2021 and will be entitled to receive dividends and any other distributions from the date of grant through the vesting date.

Long-term incentive compensation awarded our NEOs equaled 48% of 2017 compensation, as measured for proxy compensation purposes.  Combining our short-term incentive compensation with performance units issued for 2017, 47% of 2017 compensation for these NEOs was performance-based.

CEO Pay Ratio. Our median employee’s annual total compensation for 2017 was approximately $300,000. As a result, we estimated that Mr. Reinsch’s 2017 total compensation of approximately $2.0 million, as reflected in the Summary Compensation Table on page 27, was approximately 6.6 times that of our median employee in 2017. We created a comprehensive population analysis based on total compensation at December 31, 2017 to determine our median employee.

30 | Capstead 2018 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End*

Stock Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Phillip A. Reinsch	1-3-17(a)	28,818(a)	272,330(a)
	1-3-17(b)	28,818(b)	272,330(b)
	2-1-16(c)	27,876(c)	289,910(c)
	2-1-16(d)	13,937(d)	144,945(d)
	1-2-15(e)	26,064(e)	300,789(e)
Robert R. Spears, Jr.	1-3-17(a)	27,618(a)	260,990(a)
	1-3-17(b)	27,617(b)	260,981(b)
	2-1-16(c)	34,828(c)	362,211(c)
	2-1-16(d)	17,414(d)	181,106(d)
	1-2-15(e)	32,564(e)	375,789(e)
Roy S. Kim	1-3-17(a)	18,012(a)	170,213(a)
	1-3-17(b)	18,011(b)	170,204(b)
	2-1-16(c)	22,210(c)	230,984(c)
	2-1-16(d)	11,105(d)	115,492(d)

*	Columns for “Option Awards” and non-equity incentive plan “Stock Awards” have been omitted because they were not applicable.
(a)

Amounts represent the number of performance units granted on January 3, 2017 and their related December 31, 2017 market value, including deferred dividends, assuming a closing stock price of $8.65 and related Threshold performance levels as set out in each award are achieved. Such units are potentially convertible into shares of our common stock following a three-year performance period ending on December, 31, 2019. Executives are entitled to receive all dividends and any other distributions declared from the date of grant with respect to the shares of common stock into which the units are ultimately converted, if any, as if such common stock had been issued on the date of grant. As of December 31, 2017, related dividends deferred for each NEO were as follows: $23,054 to Mr. Reinsch, $22,094 to Mr. Spears and $14,410 to Mr. Kim.

(b)

Amounts represent the number of shares of restricted stock granted on January 3, 2017 and their related market value, including deferred dividends, calculated using the December 31, 2017 closing stock price of $8.65.  Executives are entitled to receive all dividends and any other distributions declared from the date of grant upon vesting on January 3, 2020.  As of December 31, 2017, related dividends deferred for each NEO were as follows: $23,054 to Mr. Reinsch, $22,094 to Mr. Spears and $14,409 to Mr. Kim.

(c)

Amounts represent the number of performance units granted on February 1, 2016 and their related December 31, 2017 market value, including deferred dividends, assuming a closing stock price of $8.65 and related Threshold performance levels as set out in each award are achieved. Such units are potentially convertible into shares of our common stock following a three-year performance period ending on December, 31, 2018. Executives are entitled to receive all dividends and any other distributions declared from the date of grant with respect to the shares of common stock into which the units are ultimately converted, if any, as if such common stock had been issued on the date of grant. As of December 31, 2017, related dividends deferred for each NEO were as follows: $48,783 to Mr. Reinsch, $60,949 to Mr. Spears and $38,868 to Mr. Kim.

(d)

Amounts represent the number of shares of restricted stock granted on February 1, 2016 and their related market value, including deferred dividends, calculated using the December 31, 2017 closing stock price of $8.65.  Executives are entitled to receive all dividends and any other distributions declared from the date of grant upon vesting on February 1, 2019.  As of December 31, 2017, related dividends deferred for each NEO were as follows: $24,390 to Mr. Reinsch, $30,475 to Mr. Spears and $19,434 to Mr. Kim.

(e)

Amounts represent the number of performance units granted on January 2, 2015 and their related December 31, 2017 market value, assuming a closing stock price of $8.65 and related Threshold performance levels as set out in each award are achieved. Such units were potentially convertible into shares of our common stock following a three-year performance period ending on December, 31, 2017 and executives were entitled to related deferred dividends.  However, these units were forfeited on March 6, 2018 because none of the related performance criteria were met allowing for conversion into shares of common stock and the payment of related deferred dividends.  As of December 31, 2017, there were no dividends deferred related to these units.

Capstead 2018 Proxy Statement | 31

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested*

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Phillip A. Reinsch	–	–
Lance J. Phillips	–	–
Robert R. Spears, Jr.	–	–
Roy S. Kim	–	–

*	Columns for “Option Awards” have been omitted because they were not applicable.
(a)	No restricted stock grants or performance units held by our NEOs vested in 2017.

Nonqualified Deferred Compensation*

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(a)	Aggregate Earnings in Last FY ($)(b)	Aggregate Balance at Last FYE ($)(a)(c)
Phillip A. Reinsch	43,500	33,250	501,739	2,996,343
Robert R. Spears, Jr.	47,438	31,188	461,876	3,429,771
Roy S. Kim	27,188	18,750	373	102,198

*	Column for “Aggregate Withdrawals/Distributions” was omitted because it was not applicable.
(a)	Amounts included in the “Summary Compensation Table” of this proxy statement, as appropriate.
(b)	Amounts are not included in the “Summary Compensation Table” of this proxy statement because plan earnings were not preferential or above market.
(c)

Amounts include all employer contributions made since inception of our deferred compensation plan which were previously reported in the “Summary Compensation Table” in the proxy statements for prior years, as follows:

Name	Registrant Contributions in Last FY ($)	Previous Years ($)	Total ($)
Phillip A. Reinsch	33,250	496,366	529,616
Robert R. Spears, Jr.	31,188	712,016	743,204
Roy S. Kim	18,750	21,714	40,464

32 | Capstead 2018 Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change-in-Control

Name	Executive Benefits and Payments upon Termination	Voluntary or For-Cause Involuntary Termination or Retirement ($)	Involuntary Not-for-Cause Termination ($)	Termination from Dissolution or Liquidation ($)	Death ($)	Change-in- Control with Involuntary Not-for-Cause Termination ($)
P. Reinsch	Change in control/severance agreement(a)	–	1,200,000	1,200,000	1,200,000	1,200,000
	Nonqualified deferred compensation(b)	2,996,343	2,996,343	2,996,343	2,996,343	2,996,343
	Acceleration of nonvested stock awards(c)	–	–	417,275	417,275	417,275
	Acceleration of nonvested performance units(d)	–	–	544,660	1,169,637	1,726,014
		2,996,343	4,196,343	5,158,278	5,783,255	6,339,632
L. Phillips.	Change in control/severance agreement(a)	–	–	–	–	–
	Nonqualified deferred compensation(b)	–	–	–	–	–
	Acceleration of nonvested stock awards(c)	–	–	–	–	–
	Acceleration of nonvested performance units(d)	–	–	–	–	–
		–	–	–	–	–
R. Spears, Jr.	Change in control/severance agreement(a)	–	1,150,000	1,150,000	1,150,000	1,150,000
	Nonqualified deferred compensation(b)	3,429,771	3,429,771	3,429,771	3,429,771	3,429,771
	Acceleration of nonvested stock awards(c)	–	–	442,086	442,086	442,086
	Acceleration of nonvested performance units(d)	–	–	521,971	1,408,516	1,997,970
		3,429,771	4,579,771	5,543,828	6,430,373	7,019,827
R. Kim	Change in control/severance agreement(a)	–	562,500	562,500	562,500	562,500
	Nonqualified deferred compensation(b)	77,920	77,920	77,920	77,920	77,920
	Acceleration of nonvested stock awards(c)	–	–	285,696	285,696	285,696
	Acceleration of nonvested performance units(d)	–	–	340,417	421,451	802,385
		77,920	640,420	1,266,533	1,347,567	1,728,501

(a)

In effect during 2017 were severance payment agreements with Messrs. Reinsch, Spears and Kim, (together, the “covered NEOs”). Pursuant to these agreements, in the event employment with us was terminated by us for any reason other than those described below, that covered NEO would receive a lump sum severance payment of two times base salary for Messrs. Reinsch and Spears, and one and one-half times base salary for Mr. Kim. A covered NEO would not have been entitled to a severance payment if (i) the executive voluntarily terminated his employment, other than because of a reduction in base salary or officer grade, or an office relocation which requires travel from his primary residence to such new location of an additional 50 or more miles each way; (ii) the executive failed to return to work following an approved leave of absence, or (iii) had we terminated the executive for cause.

In February 2018, the board adopted change in control (“CIC”)/severance agreements for our NEOs superseding the existing severance agreements. Pursuant to these new agreements, our NEOs are entitled to CIC payments if their employment during the 24-month period following a CIC is terminated either a) involuntarily without cause or b) voluntarily by the NEO for good reason.  Messrs. Reinsch and Spears are entitled to receive a CIC payment equal to two times annual base salary as of the date of the CIC, a bonus payment equal to two times the annual incentive compensation program targeted payout on that date, DERs payments received for each of the 8 quarters preceding the CIC, and 18 months of group medical benefits continuation costs for the executive and any covered dependents.  For Messrs. Kim and Phillips, CIC payments are calculated in a similar fashion based on one and one-half times base salary and targeted annual incentive compensation, together with six quarters of DERs payments and medical benefits.  For purposes of this table, medical benefits are estimated at $40,000 for each NEO.  Had these agreements been in effect on December 31, 2017, Messrs. Reinsch, Phillips, Spears and Kim would have been entitled to CIC payments of $3,034,900, $841,750, $2,979,400, and $1,447,025, respectively.

In addition, a severance payment is triggered under these new agreements if an NEO is terminated either a) involuntarily without cause or b) voluntarily by the NEO for good reason.  Severance payments are calculated as two times base salary for Messrs. Reinsch and Spears and one and one-half times base salary for Messrs. Kim and Phillips. Had these agreements been in effect on December 31, 2017, Messrs. Reinsch, Phillips, Spears and Kim would have been entitled to severance payments of $1,200,000, $450,000, $1,150,000 and $562,500, respectively.

Our NEOs will not be entitled to a CIC or severance payment if (i) the executive voluntarily terminates his employment, other than because of a reduction in base salary or officer grade, or an office relocation which requires travel from his primary residence to such new location of an additional 50 or more miles each way; (ii) the executive fails to return to work following an approved leave of absence, or (iii) we terminate the executive for cause.

(b)

Amount represents the vested account balance of each executive as shown in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on page 32. The amounts are shown as a single lump sum payment regardless of whether an election to receive such payments over time has been made.

(c)

Amounts represent the value of nonvested stock awards outstanding as of December 31, 2017 calculated using the closing stock price of $8.65 on that date together with related deferred dividends, subject to applicable vesting provisions. These awards and rights to receive deferred dividends will expire in the event an executive leaves us by reason of voluntary or involuntary discharge, retirement, or the executive reduces his scheduled work hours per week (subject to management’s discretion).  In the event of a dissolution or liquidation of Capstead, a CIC or death of the executive, these awards will automatically vest in full, including rights to receive deferred dividends.

(d)

Amounts represent the aggregate value of shares of common stock associated with performance units outstanding as of December 31, 2017 calculated using the closing stock price of $8.65 on that date together with related deferred dividends, assuming target performance levels set out in each award are achieved and subject to applicable conversion provisions.  The units, including the right to related deferred dividends, expire in the event an executive leaves us by reason of voluntary or involuntary discharge, retirement, or the executive reduces his scheduled work hours per week (subject to management’s discretion).

In the event of a dissolution or liquidation of Capstead, outstanding performance units issued prior to 2017 will expire, while each unit issued beginning in 2017 will convert into one share of common stock and related deferred dividends will be paid.

Capstead 2017 Proxy Statement | 33

EXECUTIVE COMPENSATION

In the event of a CIC during the performance period and the executive’s employment is terminated at any time within 24 months of the CIC without cause or by the individual with good reason, each unit will be converted into one share of common stock and related deferred dividends will be paid. In such an event, the conversion date shall be the date of the occurrence of the CIC. “Good Reason” shall include (i) a reduction in the executive’s base salary; (ii) a material diminution in the executive’s duties and job responsibilities; or (iii) a significant relocation of our executive offices.

In the event of death prior to the end of a performance period, the units will convert into the same number of shares of common stock with related deferred dividends that would have otherwise been applicable for the performance period multiplied by a fraction, the numerator of which is the number of years during the related performance period in which the executive was alive for any portion of such year and the denominator of which is three.

34 | Capstead 2017 Proxy Statement

EQUITY COMPENSATION PLANS

EQUITY COMPENSATION PLANS

The following table summarizes the total number of outstanding securities in each of our equity compensation plans and the number of securities remaining for future issuance, as well as the weighted-average exercise price of all outstanding equity awards as of December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (#)
Equity compensation plans approved by stockholders:
Amended and Restated 2004 Flexible Long-Term Incentive Plan:(a)			–
Stock options	30,000	12.28
Performance units(b)	–	–
Amended and Restated 2014 Flexible Incentive Plan:
Performance units(b)	871,952	n/a	3,684,662
	901,952		3,684,662

(a)	We no longer issue awards from the Amended and Restated 2004 Flexible Long-Term Incentive Plan.
(b)

We reserved the maximum number of shares of common stock issuable under the terms of performance units awarded our NEOs. The actual shares issuable will be dependent on meeting or exceeding specified performance levels determined after the conclusion of three-year performance periods, as well as satisfying service conditions. To the extent any such shares of common stock reserved under the 2014 plan are not issued, the number of securities available for future issuance will be increased. Accordingly, 234,510 shares of common stock reserved under this plan pursuant to performance units issued to our NEOs in 2015 became available for future issuance subsequent to year-end.

Capstead 2017 Proxy Statement | 35

audit committee

AUDIT COMMITTEE

Our audit committee is governed by a written charter adopted by our board that can be found on our website at www.capstead.com by clicking “Investor Relations” and “Committee Charters.” The committee is composed of three independent directors, each of whom has been determined by our board to be audit committee financial experts in addition to being financially literate and independent in accordance with the NYSE Listed Company Manual and our

Board of Directors’ Guidelines. Neither our charter nor this report shall be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed. The following is the committee’s report regarding the execution of its responsibilities during 2017.

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The role of our audit committee is to assist our board in its oversight of the quality and integrity of our accounting, auditing and financial reporting practices and the independence and performance of Ernst & Young LLP, our independent registered public accounting firm. As set forth in our charter, the committee’s job is one of oversight. Our management is responsible for the preparation, presentation and integrity of our consolidated financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designated to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as expressing an opinion on our internal control over financial reporting. In addition, Ernst & Young LLP is responsible for reviewing our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and discussing with us any issues they believe should be raised with the committee.

We met with Ernst & Young LLP to review and discuss the overall scope and plans for the audit of our consolidated financial statements and its internal control over financial reporting for the year ended December 31, 2017. We reviewed and discussed with management and Ernst & Young LLP (both alone and with management present) our audited consolidated financial statements and the overall quality of our financial reporting. We also reviewed the report of management contained in our annual report on Form 10-K for the fiscal year ended December 31, 2017, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included therein related to its audit. We also discussed other matters with Ernst & Young LLP and management including financial risk management, cybersecurity and other technology matters, and tax and legal matters.

In addition, we discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (as adopted by the Public Company Accounting Oversight Board in Rule 3200T). Ernst & Young LLP has provided us with the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with us concerning independence. We discussed with Ernst & Young LLP their independence and have concluded they are independent from us.

The members of the committee are not currently professionally engaged in the practice of auditing or accounting and as such, cannot be considered experts in the field of auditing or accounting, including with respect to auditor independence. Members of the committee rely, without independent verification, on the information provided to them and on the representations made by management and Ernst & Young LLP. Accordingly, our activities do not provide an independent basis to determine that management has maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions referred to above do not assure that (i) the audit of our consolidated financial statements has been carried out in accordance with generally accepted auditing standards, (ii) our consolidated financial statements are presented in accordance with generally accepted accounting principles or (iii) Ernst & Young LLP is in fact independent.

Based upon our receipt and review of the various materials and assurances described above and our discussions with management and Ernst & Young LLP, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, we recommended to our board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017, to be filed with the SEC.

AUDIT COMMITTEE Gary Keiser, Chairman Jack Bernard Michael G. O’Neil

36 | Capstead 2017 Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

For purposes of this proxy statement, a “beneficial owner” means any person who, directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(i)	voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or

(ii)	investment power, which includes the power to dispose, or to direct the disposition, of our common stock.

A person is also deemed the beneficial owner of our common stock if that person has the right to acquire beneficial ownership of our common stock at any time within 60 days of the annual meeting record date.

Security Ownership of Management

Listed in the following table and footnotes is certain information regarding the beneficial ownership of our common stock as of March 23, 2018, by each of our directors and executive officers listed in the Summary Compensation Table and by all of our directors and executive officers as a group. Each beneficial owner has sole voting and investment power with respect to all shares of our common stock that he or she beneficially owns.

Name of Beneficial Owner	Number of Shares of our Common Stock Beneficially Owned			Percent of Class
Jack Bernard	42,954	(a)		*
Jack Biegler	91,454	(a)	(b)	*
Michelle P. Goolsby	40,044	(a)		*
Gary Keiser	60,977	(a)		*
Christopher W. Mahowald	176,213	(a)	(b)	0.2
Michael G. O’Neil	65,058	(a)		*
Mark S. Whiting	71,754	(a)	(b)	*
Roy S. Kim	57,022	(c)		*
Lance J. Phillips	13,081	(c)		*
Phillip A. Reinsch	244,226	(c)		0.3
Robert R. Spears, Jr.	427,794	(c)		0.5
All of our directors and executive officers as a group (11 persons)	1,290,577			1.4

*	Denotes less than one-tenth of one percent of our common stock outstanding.
(a)	Includes 5,971 unvested stock awards granted on July 25, 2017 to our independent directors, all which vest in full on July 15, 2018.

(b)	Ownership amounts include the right to acquire shares of our common stock pursuant to exercisable stock option awards as follows:

Number of Shares of Common Stock
Jack Biegler	10,000
Christopher W. Mahowald	10,000
Mark S. Whiting	10,000
All of our directors and executive officers as a group	30,000

(c)	Ownership amounts include unvested service-based and performance-based stock awards as follows:

Grant Date	Reinsch	Spears	Kim	Phillips
January 3, 2018	43,604	41,860	27,906	13,081
January 3, 2017	28,818	27,617	18,011	–
February 1, 2016	13,937	17,414	11,105	–
	86,359	86,891	57,022	13,081

In connection with our long-term incentive compensation awards for 2017, on January 3, 2018 our compensation committee granted service-based restricted stock awards to our NEOs that vest three years from the date of grant or January 2, 2021.

In connection with our long-term incentive compensation awards for 2016, on January 3, 2017 our compensation committee granted service-based restricted stock awards to our NEOs that vest three years from the date of grant or January 3, 2020.

In connection with our long-term incentive compensation awards for 2015, on February 1, 2016 our compensation committee granted service-based restricted stock awards to our NEOs that vest three years from the date of grant or February 1, 2019.

Capstead 2017 Proxy Statement | 37

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth the ownership of our common stock by the persons known by us to be beneficial owners of more than five percent of our outstanding common stock as of the close of business on March 23, 2018.

Name and Address of Beneficial Owner	Number of Shares of our Common Stock Beneficially Owned	Percent of Class
BlackRock, Inc 55 East 52nd Street New York, NY 10055	14,032,538(a)	15.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	8,944,810(b)	9.7%
Paradice Investment Mgmt, LLC 257 Fillmore Street, Suite 200 Denver, CO 80206	5,794,860(c)	6.3%

(a)

The number of shares of our common stock beneficially owned, for which BlackRock, Inc. has sole voting and investment power, as reported on Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 19, 2018. The percent of class is based on 92,512,913 shares outstanding as of March 23, 2018.

(b)

The number of shares of our common stock beneficially owned, for which The Vanguard Group has sole voting and investment power, as reported on Schedule 13G/A filed by The Vanguard Group with the SEC on February 8, 2018. The percent of class is based on 92,512,913 shares outstanding as of March 23, 2018.

(c)

The number of shares of our common stock beneficially owned, for which Paradice Investment Mgmt, LLC has sole voting and investment power, as reported on Schedule 13G filed by Paradice Investment Mgmt, LLC with the SEC on February 13, 2018. The percent of class is based on 92,512,913 shares outstanding as of March 23, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2017, all of our directors, executive officers and beneficial owners of more than ten percent of our outstanding common stock were in compliance with Section 16(a) filing requirements.

38 | Capstead 2017 Proxy Statement

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL TWO – ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

In the Compensation Discussion and Analysis section of this Proxy Statement we state that our compensation philosophy is to provide “competitive, performance-based compensation programs to attract, motivate and retain employees vital to our long-term financial success and creation of stockholder value.” Accordingly, we emphasize a strong pay-for-performance alignment in the design of our compensation programs by linking key compensation elements directly to our relative and absolute performance. We believe this is reinforced by policies requiring our executive officers to own a meaningful amount of our common stock. Accordingly, a significant portion of compensation paid to our executive officers is in the form of shares of common stock, which together with share ownership requirements, provides a significant alignment of interest with our stockholders.

Section 14A of the Securities Exchange Act of 1934 requires that we submit to our stockholders an advisory (non-binding) resolution to approve the compensation of our executive officers at least once every three years (sometimes referred to as “say-on-pay”). Following the recommendation of our stockholders, our board has chosen to hold this vote every year and accordingly submits the following advisory (non-binding) resolution on executive compensation. This advisory (non-binding) vote allows you to express your opinion regarding the decisions of the compensation committee with respect to executive compensation. Your opinion, although non-binding, will serve as a tool to guide the committee in continuing to improve the alignment of our executive compensation programs with the interests of our stockholders. At our 2017 annual meeting of stockholders, over 97% of the votes cast supported the compensation paid or awarded to our NEOs in 2016.

The Board unanimously recommends that our stockholders indicate their support of our executive compensation by voting FOR the following non-binding resolution:

RESOLVED, that stockholders approve, on an advisory (non-binding) basis, the compensation of our executive officers in 2017, as such compensation is disclosed pursuant to the compensation rules of the SEC, included in the Compensation Discussion and Analysis of this proxy statement, accompanying compensation tables and the other narrative executive compensation disclosures required by such rules (proposal 2).

Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our compensation committee or our board. However, the committee will take into account the outcome of the vote when considering future executive compensation decisions.

Capstead 2017 Proxy Statement | 39

PROPOSAL THREE – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

PROPOSAL THREE – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Ernst & Young LLP has audited our financial statements since we commenced operations in 1985. Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the committee will reconsider whether or not to retain them. Even if the selection is ratified, the committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of our stockholders.

Our audit committee is responsible for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. The committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The committee has delegated pre-approval authority to its chair to expedite the delivery of services as necessary. Our independent registered public accounting firm and management are required to periodically report to the committee regarding the extent of services provided in accordance with this pre-approval and the fees for the services performed to date. The committee approved all fees paid to Ernst & Young LLP during the past three years with no reliance on the de minimis exception established by the SEC for approving such services. Services provided by Ernst & Young LLP during 2017 included the audit of our annual financial statements and our internal control over financial reporting. Services also included the limited review of unaudited quarterly financial information, review and consultation regarding filings with the SEC and the Internal Revenue Service, procedures performed on behalf of our underwriters in connection with public offerings of our common and preferred stock, assistance with management’s evaluation of internal accounting controls, and consultation on financial and tax accounting and reporting matters. The committee has considered all fees provided by Ernst & Young LLP to us and concluded their involvement is compatible with maintaining their independence.

Fees for fiscal years ended December 31, 2017 and 2016 were as follows:

	Fiscal Year 2017	Fiscal Year 2016
Audit fees	$727,500	$702,300
Audit-related fees	–	–
Tax fees	8,900	8,500
All other fees	–	–
	$736,450	$711,200

Representatives of Ernst & Young LLP will be present at the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The board recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

40 | Capstead 2017 Proxy Statement

RELATED PERSON TRANSACTIONS

RELATED PERSON TRANSACTIONS

We recognize that transactions involving significant relationships between us and our directors, executives or employees can present conflicts of interest and create the appearance that our decisions are based on considerations outside of our best interests and those of our stockholders. Therefore, it is our preference to avoid transactions involving such relationships. Nevertheless, we recognize there are situations where such transactions may be inconsistent with our best interests and those of our stockholders. Therefore, we have implemented certain policies and procedures intended to allow us to assess the propriety of such transactions.

Pursuant to our Board of Directors’ Guidelines, each of our directors must discuss with our governance & nomination committee any significant transaction that may affect his or her independence so that the committee can report any such transaction to our board, which has the authority to reject or ratify the transaction based upon our best interests and those of our stockholders. Also pursuant to our Board of Directors’

Guidelines, if a proposed transaction involves a director potentially diverting a corporate opportunity from us, the director pursuing such transaction must first present the transaction to our CEO who has the authority to determine our best interests and those of our stockholders with respect to such opportunity. In addition, our Code of Business Conduct and Ethics provides that a related person transaction involving an executive officer must be promptly reported to our board, and such transactions involving an employee or non-executive officer must similarly be reported to our CEO. Our Code of Business Conduct and Ethics also provides that our officers and employees must get our CEO’s authorization before they can divert a business opportunity away from us. In each of these situations our board and our CEO have the authority to determine our best interests and those of our stockholders in relation to any such transaction.

For the year ended December 31, 2017 there were no related person transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

STOCKHOLDER PROPOSALs

STOCKHOLDER PROPOSALS

Any stockholder proposal to be presented at our 2019 annual meeting of stockholders must be received by our stockholder relations department at 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404 no later than December 7, 2018 in order to be included in our proxy statement and form of proxy for such meeting. The proposal must comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. As to any proposal a stockholder intends to present to our stockholders other than by inclusion in our proxy statement for the 2019 annual meeting, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed not later than February 20, 2019. Even if proper notice is received on or prior to February 20, 2019, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising our stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder(s) making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

OTHER MATTERS

Our board does not intend to bring any other business before our annual meeting of stockholders, and our board is not aware of any matters to be brought before the meeting other than those described in this proxy statement. As to any other business that may properly come before the meeting, our proxies intend to exercise their discretionary authority to vote on those matters.

Capstead 2018 Proxy Statement | 41

additional information

ADDITIONAL INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2017. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at www.sec.gov. We make available on our website at www.capstead.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, investor presentations and press releases, including any amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. We also make available on our website free of charge charters for the committees of our board, our Board of Directors’ Guidelines, our Code of Business Conduct and Ethics, our Financial Code of Professional Conduct and other company information, including amendments to such documents and waivers, if any, to the codes. Hard copies will be furnished upon written request to Capstead Mortgage Corporation, Attention: Stockholder Relations, 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404.

You should rely only on the information contained in this proxy statement to vote on the matters presented herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 6, 2018. You should not assume the information contained in this proxy statement is accurate as of any date other than such date, and neither the mailing of this proxy statement to stockholders nor the approval of the proposals contained herein will create any implication to the contrary.

By order of the board of directors,

Lance J. Phillips

Secretary

April 6, 2018

42 | Capstead 2017 Proxy Statement

AnnUAL MeeTing OF sTOCKHOLdeRs OF CAPsTeAd MORTgAge CORPORATiOn   Annual Meeting of Stockholders of Capstead Mortgage Corporation  Date: Wednesday, May 16, 2018   to be held on Wednesday, May 16, 2018   Time: 1:00 P.M. (Central Daylight Time)  Place: 8401 North Central Expressway, Suite 220, Dallas, Texas 75225-4404 for holders as of March 23, 2018  See Voting Instruction on Reverse Side. This proxy is being solicited on behalf of the Board of Directors   Please make your marks like this:    Use dark black pencil or pen only  VOTE BY:    Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.    TeLePHOne  Call  Please separate carefully at the per  foration and return just this portion in the envelope provided.   inTeRneT   Go To   www.proxypush.com/CMO   •  Cast your vote online. OR  866-256-1193    •  Use any touch-tone telephone.  •  Have your Proxy Card/Voting Instruction Form ready.  1: Election of Directors Directors  Recommend  For Against Abstain    •  View Meeting Documents. 01 John L. (Jack) Bernard    For   •  Follow the simple recorded instructions. MAiL    For  02 Jack Biegler   For  03 Michelle P. Goolsby   OR •  Mark, sign and date your Proxy Card/Voting Instruction Form.   •  Detach your Proxy Card/Voting Instruction Form.  •  Return your Proxy Card/Voting Instruction Form in the  postage-paid envelope provided.   The undersigned hereby appoints Phillip A. Reinsch and Lance J. Phillips, as proxies, with full power of substitution   and revocation, and authorizes each of them to vote all the shares of capital stock of Capstead Mortgage Corporation   that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and  upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring  authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come  before the meeting and revoking any proxy heretofore given.   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS   GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IN ITEM 1 and FOR   THE PROPOSALS IN ITEMS 2 AND 3.   All votes must be received by 5:00 P.M., Eastern Time, May 15, 2018.    For  04 Gary Keiser   For  05 Christopher W. Mahowald   For  For   06 Michael G. O'Neil   07 Phillip A. Reinsch   For  08 Mark S. Whiting   For Against Abstain   2: To approve on an advisory (non-binding) basis  For   our 2017 executive compensation.   For Against Abstain   3: To ratify the appoinment of Ernst & Young  For  LLP as our independent registered public  accounting firm for the fiscal year ending December 31, 2018.    PROXY TABULATOR FOR   CAPsTeAd MORTgAge CORPORATiOn   P.O. BOX 8016  CARY, nC 27512-9903  To attend the meeting and vote your shares  in person, please mark this box.   Authorized Signatures - This section must be  completed for your instructions to be executed.    EVENT #   Please Sign Here Please Date Above   CLIENT #   Please Sign Here Please Date Above   Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all  persons should sign. Trustees, administrators, etc., should include title and authority. Corporations  should provide full name of corporation and title of authorized officer signing the proxy.

Revocable Proxy — Capstead Mortgage Corporation  Annual Meeting of stockholders  May 16, 2018 1:00 p.m. (Central daylight Time)  This Proxy is solicited on behalf of the Board of directors   The undersigned appoints Phillip A. Reinsch and Lance J. Phillips with full  power of substitution, to act as proxies for the undersigned, and to vote all  shares of common stock of Capstead Mortgage Corporation that the undersigned  is entitled to vote at the Annual Meeting of Stockholders on Wednesday,  May 16, 2018 at 1:00 p.m. on the second floor of Capstead’s office tower at  8401 North Central Expressway, Suite 220, Dallas, Texas 75225-4404, and any  and all adjournments thereof, as set forth below.   This proxy is revocable and will be voted as directed. However, if no instructions  are specified, the proxy will be voted FOR the election of the director nominees  specified in item 1 and FOR the proposals in items 2 and 3.   (COnTinUed And TO Be signed On ReVeRse side)   Please separate carefully at the perforation and return just this portion in the envelope provided.